Exhibit 4.1

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of April 20, 2011
among
REPUBLIC SERVICES, INC.,
as the Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,
JPMORGAN CHASE BANK, N.A.
and
WELLS FARGO BANK NATIONAL ASSOCIATION,
as Co-Syndication Agents
BARCLAYS BANK PLC,
and
SUNTRUST BANK,
as Co-Documentation Agents
The Other Lenders Party Hereto
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Book Managers

i

SCHEDULES

1.01(a)	Allied Unrestricted Subsidiaries
1.01(b)	Excluded Subsidiaries
1.01(c)	L/C Issuers
2.01	Commitments and Applicable Percentages
2.03	Existing Letters of Credit
5.07	ERISA Matters
5.12	Environmental Matters
5.16	Material Subsidiaries
7.02	Existing Liens
7.05(b)	Permitted RMI Investments
7.06	Existing Secured Indebtedness
7.12	Existing Burdensome Agreements
10.02	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Opinion Matters
G	Report of Letter of Credit Information

v

AMENDED AND RESTATED CREDIT AGREEMENT
     This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of April 20, 2011, among REPUBLIC SERVICES, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and, for purposes of Article XI, each of the GUARANTORS (as defined below) party hereto.
     A. The Borrower, Bank of America, N.A, as administrative agent, and the lenders party thereto (the “Existing Lenders”) entered into that certain Credit Agreement dated as of April 26, 2007 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders have made available to the Borrower a revolving credit facility, with a letter of credit subfacility and a swing loan subfacility.
     B. As further provided herein and upon the terms and conditions contained herein, the Lenders and the Administrative Agent have agreed to reallocate the Commitment and Applicable Percentages of each of the Lenders as set forth on Schedule 2.01.
     C. The Borrower and the Guarantors have requested that the Existing Credit Agreement be further amended and restated, among other things, to extend the maturity date and make certain other changes as set forth herein, and the Administrative Agent and the Lenders are willing to make such amendments to the Existing Credit Agreement.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
     (i) Simultaneously with the Effective Date and after giving effect to any assignments on the Effective Date from Existing Lenders under the Existing Credit Agreement who elect not to become Lenders under this Agreement, but immediately prior to giving effect to paragraph (v) below, the parties hereby agree that (A) the Commitment of each of the Lenders shall be as set forth in Schedule 2.01, and the outstanding amount of the Committed Loans (as defined in and under the Existing Credit Agreement, without giving effect to any Borrowings of Loans under this Agreement on the Effective Date, but after giving effect to any repayment or reduction thereof with the proceeds of any applicable sources) shall be reallocated in accordance with such Commitments, and the requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender (including from Lenders who reduce their commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignment and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee and (B) the swing line subfacility under the Existing Credit Agreement shall continue as the swing line subfacility hereunder, with the Swing Line Sublimit set out herein, and the Swing Line Loans (as defined in the Existing Credit Agreement), if any, shall continue as and deemed to be Swing Line Borrowings hereunder, and (C) the letter of credit subfacility provided in the Existing Credit Agreement shall continue as the Letter of Credit facility hereunder and the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder.
     (ii) Notwithstanding anything to the contrary in Section 10.06 of the Existing Credit Agreement or Section 10.06 of this Agreement, no other documents or instruments, including any Assignment and Assumption, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an Assignment and Assumption. On the Effective Date, the applicable Lenders shall make full cash settlement with one another (including with any Lender whose commitments are being decreased), either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements (A) the Commitment of each Lender shall be as set forth on Schedule 2.01 to this Agreement, (B) each Lender’s Applicable Percentage of the Aggregate Commitments equals (with customary rounding) its Applicable Percentage of (x) the Outstanding Amount of all Loans, and (y) the Outstanding Amount of all L/C Obligations.
     (iii) The Borrower, each Guarantor, the Administrative Agent, and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the Obligations, the rights and interests of the Administrative Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.
     (iv) Notwithstanding this amendment and restatement of the Existing Credit Agreement and in any related “Loan Documents” (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (A) all of the indebtedness, liabilities and obligations owing by any Person under the Existing Credit Agreement and other Existing Loan Documents outstanding as of the Effective Date shall continue as Obligations hereunder, (B) each of this Agreement and the Notes and the other Loan Documents is given as a substitution or supplement of, as the case may be, and not as a payment of, the indebtedness, liabilities and obligations of the Borrower and the Guarantors under the Existing Credit Agreement or any Existing Loan Document and is not intended to constitute a novation thereof or of any of the other Existing Loan Documents, and (C) certain of the Existing Loan Documents will remain in full force and effect, as set forth in this Agreement. Upon the effectiveness of this Agreement all loans outstanding and owing by the Borrower under the Existing Credit Agreement as of the Effective Date, shall constitute Loans hereunder accruing interest with respect to the Base Rate Loans under the Existing Credit Agreement, at the Base Rate hereunder. The parties hereto agree that the Interest Periods for all Eurodollar Rate Loans outstanding under the Existing Credit Agreement on the Closing Date shall be terminated, the Borrower shall pay (on the Closing Date) all accrued interest with respect to such Loans, and the Borrower shall furnish to the Administrative Agent interest rate selection notices for existing Loans and borrowing notices for additional Loans as may be required in connection with the allocation of Loans among Lenders in accordance with their Applicable Percentages. The Administrative Agent and the Existing Lenders agree that the transactions contemplated in these recitals shall not give rise to any obligation of the Borrower or any Guarantor to make any payment under Section 3.04 or 3.05 of the Existing Credit Agreement.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “2008 Credit Facility” means the revolving credit facility pursuant to the 2008 Credit Agreement.
     “2008 Credit Agreement” means that certain Credit Agreement dated as of September 18, 2008, among the Borrower, Bank of America, as administrative agent and the lenders party thereto (as amended, restated, supplemented or otherwise modified).
     “Acquired Plan” means any Plan which was originally established and maintained by a Person other than the Borrower or an ERISA Affiliate and which became, or hereafter becomes, a Plan as a result of an Acquisition by the Borrower or any Subsidiary.
     “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.
     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Aggregate Commitments” means the Commitments of all the Lenders.

     “Agreement” means this Credit Agreement.
     “Allied” means Allied Waste Industries, Inc., a Delaware corporation.
     “Allied Acquisition” means the acquisition of Allied pursuant to the terms of the Merger Agreement.
     “Allied Unrestricted Subsidiary” means each Subsidiary of Allied set forth on Schedule 1.01(a).
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Pricing Level for the highest Debt Rating of the Borrower, as set forth below:
Applicable Rate
     For purposes of each of the rates set forth in the table below such rates shall be the applicable rate per annum determined as of the day next following receipt by the Administrative Agent from the Borrower of evidence satisfactory to the Administrative Agent of the then-applicable Debt Rating.

			For
			Eurodollar
			Rate Loans
Pricing	Debt Ratings	For	and Letters	For Base
Level	S&P/Moody’s	Facility Fee	of Credit	Rate Loans
1	≥BBB+/Baa1	0.175%	1.075%	0.000%
2	BBB/Baa2	0.225%	1.275%	0.000%
3	BBB-/Baa3	0.300%	1.450%	0.000%
4	≤BB+/Ba1	0.350%	1.900%	0.400%
“Debt Rating” means, as of any date of determination, the debt rating of the Borrower’s non-credit-enhanced, senior unsecured long-term debt as determined by S&P and Moody’s (each a “Debt Rating”, and collectively, the “Debt Ratings”).

     The applicable Debt Rating for determining the Pricing Level shall be the highest Debt Rating of the Borrower, provided, that (i) if the Debt Ratings differ by more than one level, then the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply; (ii) if the Borrower has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (iii) if the Borrower does not have any Debt Rating, Pricing Level 4 shall apply. Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03 (or, if earlier, on the date that the Administrative Agent becomes aware of such public announcement) and ending on the date immediately preceding the effective date of the next such change.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC each in its capacity as joint lead arranger and joint book manager.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, with respect to any Person, on any date, (a) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, and (b) in respect of any Securitization Transaction, the aggregate principal amount of obligations owed by such Person.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
     “Availability Period” means the period from the Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
     “AWNA” means Allied Waste North America, Inc., a Delaware corporation.

     “AWNA Senior Notes Indenture” means that certain Senior Indenture dated as of December 23, 1998, among AWNA, various Subsidiaries of the Borrower, and U.S. Bank Trust Company, National Association, as Trustee, including all amendments thereto, all supplements thereto and any amendments and restatements or refinancings thereof.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).
     “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “BBCO” means BBCO, Inc., a Delaware corporation.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
     “Browning-Ferris” means Browning-Ferris Industries, LLC (f/k/a Browning-Ferris Industries, Inc.), a Delaware limited liability company.
     “Browning-Ferris Indenture” means the Restated Indenture dated as of September 1, 1991, between Browning-Ferris and JPMorgan Chase Bank, N.A. (formerly Chase Bank of Texas, N.A.), as successor trustee to First City, Texas-Houston, N.A., including all amendments thereto, all supplements thereto and any amendments and restatements or refinancings thereof.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
     “Canadian Dollars” means the lawful currency of Canada.

     “Canadian L/C” means a Letter of Credit which is denominated in Canadian Dollars.
     “Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
     “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
     “Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement, in each case in its capacity as a party to such Cash Management Agreement.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
     “Change of Control” means an event or series of events by which:
     (a) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any Gates Entity (as hereinafter defined) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 25% of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower (“Voting Securities”) on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (ii) any one or more of Cascade Investment, L.L.C. (“Cascade”), the Bill & Melinda Gates Foundation Trust (the “Trust”), any entity directly or indirectly owned or controlled by Cascade or the Trust, or any Person directly or indirectly controlling Cascade, the Trust or any such entity, or any trustee of any of the foregoing (collectively, the “Gates Entities”) becomes the “beneficial owner”, directly or indirectly, of Voting Securities of the Borrower sufficient to cause the aggregate “beneficial ownership” of Voting Securities of the Borrower by all of the Gates Entities to exceed 34% of the Voting Securities of the Borrower on a fully-diluted basis (and taking into account all such securities that the Gates Entities have the right to acquire pursuant to any option right); or
     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).
     “Code” means the Internal Revenue Code of 1986.
     “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     “Committed Loan” has the meaning specified in Section 2.01.
     “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Computation Period” means any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.
     “Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any Computation Period, the sum of, without duplication, (a) Consolidated Net Income during such Computation Period, plus (b) the following, in each case to the extent deducted in computing Consolidated Net Income during such Computation Period: (i) Consolidated Interest Expense; (ii) taxes on income; (iii) amortization; (iv) depreciation; (v) environmental remediation charges associated with environmental conditions at the CountyWide Recycling and Disposal Facility as more particularly described in the Borrower’s Form 10-Q filed with the SEC on August 8, 2008 (not to exceed $69,000,000 in the aggregate during all Computation Periods); (vi) non-cash charges associated with the assumption and early extinguishment from time to time of Indebtedness of Allied assumed in connection with the Allied Acquisition; and (vii) reasonably documented transition costs in connection with the Allied Acquisition not to exceed $36,000,000 in fiscal year 2010; provided, that, to the extent that any Acquisition has been consummated during a Computation Period, Consolidated EBITDA shall be computed on a pro forma basis in accordance with Article 11 of Regulation S-X of the SEC or in a manner otherwise approved by the Administrative Agent for the purposes of determining the Total Debt to EBITDA Ratio.
     “Consolidated Interest Coverage Ratio” means in respect of any Computation Period the ratio of (a) Consolidated EBITDA for such Computation Period to (b) Consolidated Interest Expense for such Computation Period.
     “Consolidated Interest Expense” means, with respect to any Computation Period, the gross interest expense of the Borrower and its Subsidiaries, including, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense and (iv) consolidated yield or discount accrued on the aggregate outstanding investment or claim held by purchasers, assignees or other transferees of (or of interests in) receivables of the Borrower and its Subsidiaries in connection with any Securitization Transaction (regardless of the accounting treatment of such Securitization Transaction).
     “Consolidated Net Income” means, for any Computation Period, the gross revenues from operations of the Borrower and its Subsidiaries, less all operating and non-operating expenses of the Borrower and its Subsidiaries, including taxes on income but excluding all non-cash, nonrecurring charges and all extraordinary gains or losses.

     “Consolidated Tangible Assets” means the consolidated total assets of the Borrower and its Subsidiaries but excluding goodwill, franchises, licenses, patents, trademarks, trade names, copyrights and any other intangible assets.
     “Contingent Obligation” means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (subject to any limitation set forth in such guaranty) or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Debt Rating” has the meaning specified in the definition of “Applicable Rate.”
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the

United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Eurodollar Rate Loans plus 2% per annum.
     “Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, the Swing Line Lender and each Lender.
     “Dollar” and “$” mean lawful money of the United States.
     “Dollar Equivalent Amount” means, with respect to a Canadian Dollar amount, the amount of Dollars into which the Canadian Dollar amount would be converted, based on the applicable Exchange Rate.

     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States (for the avoidance of doubt, excluding Puerto Rico).
     “Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
     “Environmental Claims” means all written claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
     “Environmental Laws” means all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which are treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the termination of a Multiemployer Plan under 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.
     “Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.
     “Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate

1.00 — Eurodollar Reserve Percentage
          Where,
          “Eurodollar Base Rate” means, for such Interest Period:
     (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if the rate referenced in the preceding clause (i) is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which Dollar deposits for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or another Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for Dollar deposits at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and,

     (b) for any interest calculation pursuant to clause (c) of the definition of Base Rate, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.
     “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurodollar liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Eurodollar Base Rate set forth in the definition of Eurodollar Rate.
     “Event of Default” has the meaning specified in Section 8.01.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exchange Rate” means the Spot Rate of Exchange as of two Business Days preceding the Valuation Date.
     “Excluded Subsidiary” means each Subsidiary set forth on Schedule 1.01(b) and each other Subsidiary that is approved from time to time as an Excluded Subsidiary by the Administrative Agent.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuers or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii) and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign

Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c).
     “Existing Credit Agreement” has the meaning specified in the Recitals.
     “Existing Letters of Credit” means those standby letters of credit existing on the Effective Date, issued under the Existing Credit Agreement and set forth on Schedule 2.03 attached hereto.
     “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letters” means (i) the letter agreement, dated March 15, 2011, among the Borrower, the Administrative Agent and the Arrangers, and (ii) the letter agreement, dated March 2, 2011, between the Borrower and the Administrative Agent.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guaranteed Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
     “Guaranteed Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.
     “Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
     “Guarantors” means, collectively, each Material Subsidiary.
     “Guaranty” means that certain Guaranty Agreement dated as of December 5, 2008 among the Guarantors party thereto and the Administrative Agent, as amended, supplemented or otherwise modified prior to the date hereof, as amended and modified by Section 11.01, and as may be further supplemented from time to time by the execution and delivery of a Guaranty Joinder Agreement pursuant to Section 6.13.
     “Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Guarantor to the Administrative Agent pursuant to Section 6.13.
     “Guaranty Obligation” has the meaning specified in the definition of Contingent Obligation.
     “Guaranty Release Requirements” has the meaning specified in Section 6.13.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     “Hedge Bank” means any Person that (a) at the time it enters into a Swap Contract permitted under Article VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract, in each case in its capacity as a party to such Swap Contract.
     “Indebtedness” means, for any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations of such Person with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to Capital Leases; (g) Attributable Indebtedness; (h) all indebtedness of the types referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of any such Indebtedness shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and (i) all Guaranty Obligations of such Person in respect of Indebtedness of the types described above; provided that Indebtedness shall not include obligations arising out of the endorsement of instruments for deposit or collection in the ordinary course of business. For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (other than any such Indebtedness which is expressly non-recourse to such Person).
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.
     “Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under any U.S. Federal, state or foreign law, including the Bankruptcy Code.
     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest

Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one week (if offered by all Lenders) or one, two, three or six months (or nine or twelve months, if offered by all Lenders) thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the scheduled Maturity Date.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial determinations, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, licenses and authorizations of any Governmental Authority applicable to Borrower and permits of, and agreements with, any Governmental Authority, applicable to Borrower, any Lender or the Administrative Agent.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof (including any reinstatement pursuant to Section 2.03(b)(iv)).
     “L/C Issuer” means (i) each Lender set forth on Schedule 1.01(c), (ii) any replacement letter of credit issuer arising under Section 9.06 and (iii) any other Lender or any Affiliate of a Lender which has agreed in writing to become an “L/C Issuer” hereunder and has been approved by the Borrower and the Administrative Agent. All singular references to the L/C Issuer shall mean any L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or all L/C Issuers, as the context may require.
     “L/C Obligations” means, as at any date of determination, the aggregate of the Dollar amount and, as applicable, the Dollar Equivalent Amount available to be drawn under all outstanding Letters of Credit plus the aggregate of the Dollar amount and, as applicable, the Dollar Equivalent Amount of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Letter of Credit” means any standby letter of credit issued hereunder (including any Canadian L/C issued pursuant to Section 2.03(a)(iv)) and shall include each Existing Letter of Credit.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(h).
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or other preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, and any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

     “Loan” means an extension of credit in Dollars by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
     “Loan Documents” means this Agreement, each Note, the Guaranty (including any Guaranty Joinder Agreement), each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement and the Fee Letters.
     “Loan Parties” means, collectively, the Borrower and each Guarantor.
     “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.
     “Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.
     “Material Financial Obligation” means Indebtedness, Attributable Indebtedness, Contingent Obligations and obligations under Swap Contracts of the Borrower or any Subsidiary, and obligations of the Borrower or any Subsidiary in respect of any Securitization Transaction, in an aggregate amount (or, in the case of a Swap Contract, having a Swap Termination Value), for all such Indebtedness, Attributable Indebtedness, Contingent Obligations, obligations under Swap Contracts and obligations in respect of Securitization Transactions, but without duplication, equal to $100,000,000 or more.
     “Material Subsidiary” means, as of any date of determination, each direct or indirect Domestic Subsidiary (other than an Excluded Subsidiary) that (a) has total assets (including Equity Interests in other Subsidiaries) equal to or greater than 5% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are available), or has revenues equal to or greater than 5% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent four-fiscal quarter period for which financial statements are available), (b) is designated by the Borrower as a Material Subsidiary, or (c) guarantees any Senior Note Indebtedness. The Borrower shall from time to time promptly (and in any event within 30 days after the end of each fiscal period for which financial statements are available) designate one or more of its Subsidiaries as Material Subsidiaries to the extent necessary to cause such term to include Subsidiaries of the Borrower that, together with the Borrower and each other Material Subsidiary, have assets equal to not less than 90% of consolidated total assets of the Borrower and its Subsidiaries (calculated as of the end of the most recent fiscal period for which financial statements are available but excluding the assets of each Allied Unrestricted Subsidiary, each Securitization Subsidiary and any Republic Insurance Entity from such calculation) and revenues of not less than 90% of the consolidated total revenues of the Borrower and its Subsidiaries (calculated for the most recent four-fiscal quarter period for which financial statements are available but excluding the revenues of each Allied Unrestricted Subsidiary, each Securitization

Subsidiary and any Republic Insurance Entity from such calculation). For the avoidance of doubt, the 90% calculation in the immediately preceding sentence shall include the Borrower’s assets and revenues only to the extent they do not duplicate the assets and revenues of its Subsidiaries and, without limitation of the foregoing, the Borrower’s Equity Interests in its Subsidiaries shall not be included in valuing the assets of the Borrower.
     “Maturity Date” means April 20, 2016.
     “Merger Agreement” means that certain Agreement and Plan of Merger dated as of June 22, 2008, among the Borrower, RS Merger Wedge, Inc. and Allied (including all schedules and exhibits thereto).
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Borrower or any ERISA Affiliate (i) may have any liability or (ii) has made or been obligated to contribute to during the preceding five plan years.
     “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Guaranteed Cash Management Agreement or Guaranteed Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     “Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
     “Participant” has the meaning specified in Section 10.06(d).
     “PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.
     “Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Borrower or any ERISA Affiliate may have any liability.
     “Permitted Liens” has the meaning specified in Section 7.02.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, with respect to which the Borrower or any ERISA Affiliate may have any liability, and includes any Pension Plan.
     “Plan Acquisition Date” means, with respect to any Acquired Plan, the first date on which the Borrower or any ERISA Affiliate may have any liability with respect to such Acquired Plan.
     “Platform” has the meaning specified in Section 6.02.
     “Priority Indebtedness” means, at any time, the sum (determined on a consolidated basis without duplication) of (i) all Indebtedness of the Borrower and its Subsidiaries secured by Liens permitted under clause (k) of Section 7.02 of this Agreement plus (ii) the aggregate investment or claim held at such time by all purchasers, assignees or other transferees of (or interests in) receivables and other rights to payment in all Securitization Transactions plus (iii) the aggregate outstanding amount of Indebtedness of the Borrower’s Subsidiaries at such time other than (x) Indebtedness of any Guarantor that has not been released from the Guaranty pursuant to Section 6.13, (y) Indebtedness of any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity, and (z) Indebtedness of any Subsidiary to the Borrower or of any of Subsidiary to another Subsidiary of the Borrower that is not an Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity.
     “Public Lender” has the meaning specified in Section 6.02.
     “Rating Agencies” means Moody’s and S&P.

     “Register” has the meaning specified in Section 10.06(c).
     “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed in the Securities Laws.
     “Regulatory Divestiture” has the meaning specified in the Merger Agreement.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, counsel and attorneys-in-fact of such Person and of such Person’s Affiliates.
     “Reportable Event” means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
     “Republic Indentures” means (i) that certain Indenture dated as of April 15, 2001 between the Borrower and The Bank of New York (now known as The Bank of New York Mellon), as Trustee, (ii) that certain Indenture dated as of September 8, 2009 between the Borrower and The Bank of New York Mellon Trust Company, N.A., as Trustee, and (iii) that certain Indenture dated as of November 25, 2009 between the Borrower and U.S. Bank National Association, as Trustee, including, in each case, all amendments thereto, supplements thereto and any amendments and restatements or refinancings thereof.
     “Republic Insurance Entity” means Bom Ambiente, Ltd., a Cayman Islands exempted company, Republic Services Risk Management, Inc., a Delaware corporation, RSG Cayman Group, Inc., a Delaware corporation, and each other Subsidiary formed in connection with any captive insurance program that is approved from time to time as a Republic Insurance Entity by the Administrative Agent.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     “Responsible Officer” means the chief executive officer, the president or any vice president of a Loan Party, or any other officer having substantially the same authority and responsibility; or, with respect to financial matters, the chief financial officer, the vice president-finance, the treasurer or any assistant treasurer of a Loan Party, or any other officer having substantially the same authority and responsibility; or, with respect to corporate offices and authority, the secretary or assistant secretary of a Loan Party or any other officer having the same authority and responsibility. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Cash” means that amount of cash of the Borrower and its Subsidiaries held by or pledged to trustees for industrial revenue bonds and tax-exempt financings that is included on the balance sheet of the Borrower, at any date of determination, in the line item “Restricted Cash.”
     “Restricted Payment” means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).
     “RMI Subsidiaries” means, collectively, Browning-Ferris Industries Energy Systems of Boston, Inc., Browning-Ferris Industries Services Group, Inc., Browning-Ferris Industries Trans River (LP), Inc., Browning-Ferris Industries Energy Systems of Plymouth, Inc., Browning-Ferris Industries Europe, Inc., Browning-Ferris Industries of Asia Pacific, Inc., and Consolidated Processing, Inc.
     “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Sarbanes Oxley” means the Sarbanes Oxley Act of 2002.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board.
     “Securitization Subsidiary” means any special purpose, bankruptcy remote Subsidiary of the Borrower that purchases accounts receivable, lease receivables or other payment obligations generated by the Borrower or any of its Subsidiaries in connection with any Securitization Transaction.

     “Securitization Transaction” means any sale, assignment or other transfer by the Borrower or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Borrower or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Borrower or such Subsidiary supporting, securing or otherwise relating to any such receivables or other payment obligations.
     “Senior Note Indebtedness” means any Indebtedness outstanding under any of the Senior Note Indentures.
     “Senior Note Indentures” means, collectively, the Republic Indentures, the AWNA Senior Notes Indenture and the Browning-Ferris Indenture.
     “Solvent” means, when used with respect to any Person, that at the time of determination:
     (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and
     (b) it is then able and expects to be able to pay its debts as they mature; and
     (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
     “Spot Rate of Exchange” means, in determining the Dollar Equivalent Amount of a specified Canadian Dollar amount as of any date, the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of Dollars with Canadian Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Total Debt” means, at any time, the sum (determined on a consolidated basis and without duplication) of all Indebtedness of the Borrower and its Subsidiaries, excluding contingent obligations with respect to Surety Instruments (other than any letter of credit issued for the account of the Borrower or any Subsidiary to support Indebtedness of a Person other than the Borrower or any Subsidiary).
     “Total Debt to EBITDA Ratio” means in respect of any Computation Period the ratio of (a) Total Debt minus Restricted Cash, as at the end of such Computation Period, to (b) Consolidated EBITDA for such Computation Period.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
     “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     “Valuation Date” means any of (i) the date of any Credit Extension, (ii) the date of any L/C Borrowing, and (iii) any other date when there are outstanding Canadian L/Cs that the Administrative Agent shall determine the Dollar Equivalent Amount of Canadian L/Cs.
     “Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) 100% of the capital stock, membership interests or other Equity Interests of each class having ordinary voting power, and 100% of the capital stock, membership interests or other Equity Interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan

Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein and without giving effect to any change in GAAP which would require the Borrower to “mark-for-market” its obligations under Swap Contracts (unless (i) the Borrower and the Required Lenders agree to give effect to such changes or (ii) the Borrower has recognized a gain or loss as a result of such Swap Contract). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount, or, in the case of a Canadian L/C, the Dollar Equivalent Amount of the stated amount, of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount, or, in the case of a Canadian L/C, the Dollar Equivalent Amount of the maximum stated amount, of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in Dollars (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     2.02 Borrowings, Conversions and Continuations of Committed Loans.
     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the

Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of or conversion to Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, unless the Administrative Agent otherwise consents, there shall not be more than fifteen Interest Periods in effect with respect to Committed Loans.
     2.03 Letters of Credit.
     (a) The Letter of Credit Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings properly drawn under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (y) the Total Outstandings shall not exceed the Aggregate Commitments and (z) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof. The Borrower agrees to promptly notify the Administrative Agent of the designation of any Lender or Affiliate of a Lender as an L/C Issuer.

     (ii) No L/C Issuer shall issue any Letter of Credit, if:
     (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than eighteen months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
     (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
     (iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/C Issuer in good faith deems material to it (it being understood that the applicable L/C Issuer shall promptly notify the Borrower and the Administrative Agent of any of the foregoing events or circumstances);
     (B) the issuance of such Letter of Credit would violate one or more applicable policies of such L/C Issuer;
     (C) such Letter of Credit is to be denominated in a currency other than Dollars, or, only in the case of Bank of America as L/C Issuer, in a currency other than Dollars or Canadian Dollars;
     (D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
     (E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either (i) the Letter of Credit then proposed to be issued as to which the L/C Issuer has potential Fronting Exposure or (ii) that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual Fronting Exposure, in each case, as it may elect in its sole discretion.

     (iv) On the terms and conditions set forth herein any L/C Issuer may issue upon request and for the account of the Borrower (or the applicable Subsidiary) a standby Canadian L/C. For purposes of determining L/C Obligations, any Canadian L/C shall be recorded in the Administrative Agent’s account in Dollars based on the Dollar Equivalent Amount on the date of issuance of such Canadian L/C; provided, however, that the Administrative Agent shall determine the Dollar Equivalent Amount of any Canadian L/C on the Valuation Date for the purpose of determining L/C Obligations. Any draw on a Canadian L/C shall be repaid in Canadian Dollars in an amount equal to the amount of the draw in Canadian Dollars. If at any time there is a drawing under a Canadian L/C and the Borrower shall not promptly reimburse such drawing as provided in Section 2.03(c), the Borrower shall be obligated to immediately repay to the Administrative Agent for the benefit of the Lenders an amount in Dollars equal to the Dollar Equivalent Amount of the Canadian Dollars paid by the applicable L/C Issuer to the beneficiary of such Canadian L/C on the date of such drawing.
     (v) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     (vi) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (vii) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit; Auto-Reinstatement Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower (or through such other procedures as may otherwise be approved by the applicable L/C Issuer and the Administrative Agent, including electronic communications in accordance with subsection 10.02(b)). Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two Business Days (or such later date and time as such L/C Issuer may agree in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.

In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
     (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
     (iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such

Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
     (iv) If the Borrower so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits an L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied or that such reinstatement would violate the proviso to the first sentence of Section 2.03(a)(i) (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.
     (v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor

Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided, that if any payment is made by an L/C Issuer after 1:00 p.m. on an Honor Date, such reimbursement shall occur not later than 1:00 p.m. on the first Business Day occurring after such Honor Date. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans in Dollars to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount (or, in the case of any Unreimbursed Amount in respect of any Canadian L/C, in an amount equal to the Dollar Equivalent Amount of such Unreimbursed Amount), without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
     (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.

     (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than interest and fees as aforesaid) shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.
     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.
     (h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit, or in the case of a Canadian L/C the Dollar Equivalent Amount of such daily amount available to be drawn under such Canadian L/C; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided

Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.16(b) shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
     (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer in an amount to be determined by the Borrower and the applicable L/C Issuer. Such fronting fee shall be due and payable in full by the Borrower to the applicable L/C Issuers, with respect to each Letter of Credit, quarterly in arrears on the last Business Day of each March, June, September and December commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, unless otherwise agreed with the applicable L/C Issuer, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     (k) Reporting of Letter of Credit Information. For so long as any Letter of Credit issued by an L/C Issuer other than Bank of America is outstanding, such L/C Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit G hereto, appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer. The Administrative Agent shall deliver to the Lenders on a monthly basis a report of all outstanding Letters of Credit.
     2.04 Swing Line Loans.
     (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section

2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be deemed a Base Rate Loan notwithstanding anything to the contrary in Section 2.08(a)(iii) regarding the interest rate applicable to such Swing Line Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 or an integral multiple thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:30 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

     (c) Refinancing of Swing Line Loans.
     (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 3:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than interest and fees as aforesaid) shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent)

with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     (iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations.
     (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.05 Prepayments.
     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; provided that if any Borrowing of Base Rate Loans pursuant to Section 2.03(c)(i) results in the aggregate principal amount of Base Rate Loans not being an integral multiple of $100,000, then the next prepayment of Base Rate Loans shall be in an amount that will cause the aggregate principal amount of all Base Rate Loans to be in an amount equal to an integral multiple of $100,000. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be repaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or an integral multiple thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.
     2.06 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three Business Days prior to the date of termination or reduction (except that if no Loans are outstanding hereunder and no Letters of Credit are issued and outstanding hereunder or the effectiveness of a new credit facility for the Borrower is conditioned on the termination of this Agreement, any notice terminating the Aggregate Commitments may be received on the date of termination), (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of

$1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments; provided that the Borrower may terminate the Aggregate Commitments if all Loans have been paid in full, the Borrower has Cash Collateralized, or provided other support acceptable to the applicable L/C Issuer(s) for, all outstanding Letters of Credit, and there are no outstanding L/C Borrowings. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
     2.07 Repayment of Loans.
     (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.
     (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the fourth Business Day following the giving of notice by the Swing Line Lender to the Borrower and (ii) the Maturity Date.
     2.08 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate or such other rate as may be agreed to from time to time by the Borrower and the Swing Line Lender; provided that after any purchase by the Lenders of a participation in any Swing Line Loan, the rate of interest on such Swing Line Loan shall not be less than the Base Rate plus the Applicable Rate.
(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving affect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

     (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
     (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.16. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
     (b) Other Fees.
     (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     2.11 Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     2.12 Payments Generally; Administrative Agent’s Clawback.
     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from the date such amount is made available to the Borrower to the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the applicable Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or

Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
     The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     2.14 Increase in Commitments.
     (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $500,000,000 plus the amount, if any, by which the Aggregate Commitments have been reduced as the result of any termination of the Commitment of any Lender pursuant to Section 10.13; provided that (i) any such request for an increase shall be in a minimum amount of $100,000,000, (ii) the Borrower may make a maximum of five such requests, (iii) any such increased or additional Commitment shall be obtained from one or more existing Lenders (it being understood that no existing Lender shall be required to increase its Commitment) and/or other Persons that qualify as Eligible Assignees and (iv) no increase in the Aggregate Commitments shall increase the Swing Line Sublimit.
     (b) Additional Lenders. Any Person that is to become a Lender pursuant to this Section 2.14 shall execute and deliver a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
     (c) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Increase Effective Date and the Commitments and Applicable Percentages of the Lenders after giving effect thereto.
     (d) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each Loan Party (i) certifying and attaching the resolutions adopted by the Loan Parties approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsection (a) of Section 5.11 shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
     (e) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
     2.15 Cash Collateral.
     (a) Certain Credit Support Events. (i) Upon the request of any L/C Issuer, if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued by such L/C Issuer and such drawing has resulted in an L/C Borrowing, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations with respect to such L/C Issuer; or (ii) upon the request of the Administrative Agent or any L/C Issuer if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
     (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure (after giving effect to Section 2.16(a)(iv)) and other obligations secured thereby (as identified at the time such Cash Collateral is provided), the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
     (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations (as identified at the time of the provision thereof) for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

     (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.04), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
     2.16 Defaulting Lenders.
     (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting

Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     (iii) Certain Fees. That Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Committed Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.03, Section 2.04, Section 2.15, or Section 2.16(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each of the L/C Issuers and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).
     (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.
     (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of

Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Taxes.
     (a) (i) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
     (ii) If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or the applicable L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     (c) Tax Indemnifications.
     (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefore, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.
     (ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefore, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
     (d) Evidence of Payments. Upon request of the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
     (e) Status of Lenders; Tax Documentation.

     (i) Each Lender and each L/C Issuer shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or such L/C Issuer’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender or such L/C Issuer by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s or such L/C Issuer’s status for withholding tax purposes in the applicable jurisdiction.
     (ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States:
     (A) Any Lender or any L/C Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender or such L/C Issuer is subject to backup withholding or information reporting requirements; and
     (B) Each Foreign Lender, and each L/C Issuer that is a Foreign Lender, that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or such L/C Issuer becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender or such L/C Issuer is legally entitled to do so), whichever of the following is applicable:
     (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (II) executed originals of Internal Revenue Service Form W-8ECI,
     (III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

     (IV) in the case of a Foreign Lender or L/C Issuer claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender or such L/C Issuer is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
     (V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;
     (iii) Each Lender and each L/C Issuer shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender or such L/C Issuer.
     (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from the funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person or to file for, or otherwise pursue on behalf of, the Borrower any refund of Taxes.

     (g) Notwithstanding the foregoing provisions of this Section 3.01, (i) if any Lender fails to notify the Borrower of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 3.01 within 60 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Borrower for any amount arising prior to the date which is 60 days before the date on which such Lender notifies the Borrower of such event or circumstance; and (ii) the Borrower shall not be required to pay an additional amount to, or to indemnify, any Lender pursuant to this Section 3.01 to the extent that (x) the obligation to withhold or pay such amount existed on the Initial Date (as defined below) or (y) the obligation to withhold or pay such amount would not have arisen but for the failure of such Lender to comply with the provisions of subsection (e) above. For purposes of clause (ii) of the foregoing sentence “Initial Date” means (A) in the case of any Lender that is a signatory hereto, the date of this Agreement, (B) in the case of any Person which subsequently becomes a Lender hereunder, the date of the applicable Assignment and Assumption, and (C) in the case of any Participant, the date on which it becomes a Participant; provided, that the foregoing limitation shall not impair any availability of the indemnity provision above to the Administrative Agent or any L/C Issuer.
     3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), at the Borrower’s option, prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (or, if applicable, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

     3.03 Inability to Determine Rates. If for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Required Lenders or the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Administrative Agent determines that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
     3.04 Increased Costs.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or any L/C Issuer;
     (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or
     (iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender or such L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, together with a brief explanation for the increased costs and the basis for the calculation thereof, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender or such L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 60 days prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof).
     3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender (except, in the case of Section 3.05(c), any Defaulting Lender) for and hold such Lender (except, in the case of Section 3.05(c), any Defaulting Lender) harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any Loan or continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or
     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     3.06 Mitigation Obligations; Replacement of Lenders.
     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
     (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount pursuant to Section 3.01 to the Administrative Agent, any Lender or any Governmental Authority for the account of any Lender, or if the Borrower receives a notice from a Lender pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 10.13.
     3.07 Survival. All obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Amendment and Restatement. The effectiveness of this Agreement as an amendment and restatement of the Existing Credit Agreement is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
     (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     (v) a certificate of a Responsible Officer of the Borrower (A) stating that the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date; (B) stating there is no action, suit, investigation or proceeding pending or threatened in writing in any court or before any arbitrator or Governmental Authority that purports (i) to materially and adversely affect the Borrower or its Subsidiaries, or (ii) to affect any transaction contemplated hereby or the ability of the Borrower to perform its obligations under this Agreement; and (C) either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;
     (vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that there has been no event or circumstance since the date of the Audited Financial

Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (B) the current Debt Ratings;
     (vii) evidence that the 2008 Credit Agreement has been or concurrently with the Effective Date is being amended for the purpose of making certain terms of the 2008 Credit Facility consistent with this Agreement (other than pricing and maturity), as reasonably determined by the Administrative Agent; and
     (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the applicable L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.
     (b) a favorable opinion of Akerman Senterfitt & Eidson, P.A., counsel to the Borrower, addressed to the Administrative Agent and each Lender in the form attached hereto as Exhibit F.
     (c) Any fees required to be paid on or before the Effective Date shall have been paid.
     (d) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
     Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
     (a) The representations and warranties of (i) the Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document, or which are contained in any document furnished by any Loan Party at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02(a), the representations and warranties contained in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01.

     (b) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     (c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     5.01 Corporate Existence and Power. The Borrower and each of its Material Subsidiaries:
     (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
     (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party;
     (c) is duly qualified to do business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and
     (d) is in compliance with all Requirements of Law;
except, in each case referred to in subclause (b)(i), clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate, company, partnership or other similar organizational action (as the case may be), and do not and will not:
     (a) contravene the terms of any of such Person’s Organization Documents;
     (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or any of its Subsidiaries or any of its or their property is subject; or

     (c) violate any Requirement of Law.
     5.03 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority (other than any of the foregoing which has been obtained or made and is in full force and effect) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
     5.04 Binding Effect. This Agreement and each other Loan Document constitute the legal, valid and binding obligations of each Loan Party, to the extent such Person is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
     5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any Subsidiary or any of their respective properties (a) which purport to affect or pertain to this Agreement or any other Loan Document or (b) as to which there exists a reasonable likelihood of an adverse determination, which determination would reasonably be expected to have a material adverse effect on the ability of the Borrower to pay and perform the Obligations. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
     5.06 No Default. No Default exists or would result from the incurring of any Obligations by any Loan Party. As of the Effective Date, neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.
     5.07 ERISA Compliance. Except as specifically disclosed in Schedule 5.07:
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law (or, in the case of an Acquired Plan, can be brought into such compliance without any material fine, penalty or other liability). Except for Acquired Plans with respect to which the failure to have received a qualification letter would not result in any material fine, penalty or other liability, each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or will be submitted for a determination letter within the applicable remedial amendment period), and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. Except as could not reasonably be expected to result in liability to the Borrower or any ERISA Affiliate in excess of $10,000,000, the Borrower and each ERISA Affiliate has made all required contributions to any Plan or Multiemployer Plan subject to Section 412 of the Code (except for contributions to Acquired Plans not made prior to the respective Plan Acquisition Dates and which do not in the aggregate exceed $1,000,000 for any Acquired Plan) and have not submitted any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan or Multiemployer Plan.
     (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur which has resulted or could reasonably be expected to result in liability under Title IV of ERISA to the Borrower or any ERISA Affiliate in an aggregate amount in excess of $25,000,000; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA securing liability in excess of $10,000,000; (iii) no Pension Plan has any Unfunded Pension Liability, which has resulted or could reasonably be expected to result in a Material Adverse Effect; (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect; (v) to the best knowledge of the Borrower, neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan in an aggregate amount in excess of $25,000,000; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a transaction, which could reasonably be expect to result in liability to the Borrower or such ERISA Affiliate in excess of $25,000,000 pursuant to Section 4069 or 4212(c) of ERISA.
     5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.08. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
     5.09 Title to Properties. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date, the property of the Borrower and its Subsidiaries (other than any Allied Unrestricted Subsidiary or any Republic Insurance Entity) is subject to no Liens, other than Permitted Liens.
     5.10 Taxes. The Borrower and its Material Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.11 Financial Condition.
     (a) The Audited Financial Statements:
     (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;
     (ii) fairly present the financial condition of the Borrower and its consolidated Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby; and
     (iii) show all material indebtedness and other liabilities, absolute or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes and material Contingent Obligations.
     (b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     5.12 Environmental Matters. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.13 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary is an “Investment Company” within the meaning of the Investment Company Act of 1940. The Borrower is not subject to any Federal or state statute or regulation limiting its ability to incur Indebtedness.
     5.14 No Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.
     5.15 Copyrights, Patents, Trademarks and Licenses, Etc. The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent failure to own, license or otherwise have the right to use any such item, or any such conflict, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary, and which is material to the business or operations of the Borrower and its Subsidiaries, infringes upon any rights held by any other Person (excluding infringements which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

     5.16 Subsidiaries. The Material Subsidiaries as of the Effective Date are identified in Schedule 5.16.
     5.17 Insurance. The properties (except to the extent such property, individually or in the aggregate, is not material to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies (or are self-insured) in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.
     5.18 Solvency. The Borrower and the Borrower and its Subsidiaries, taken as a whole, are Solvent after giving effect to the transactions contemplated by the Loan Documents.
     5.19 Full Disclosure. The representations and warranties made by the Borrower and its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party or any Subsidiary in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.
ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:
     6.01 Financial Statements. The Borrower shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:
     (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such year (together with consolidating notes with respect to the Excluded Subsidiaries and other applicable consolidating information), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated financial statements to be accompanied by a report of Ernst & Young LLP or another nationally recognized Registered Public Accounting Firm (the “Independent Auditor”), which report shall be prepared in accordance with standards of the Public Company Accounting Oversight Board and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that the reports delivered pursuant to this Section shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower’s or any Subsidiary’s records; and

     (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending March 31, 2011), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such quarter (together with consolidating notes with respect to the Excluded Subsidiaries and other applicable consolidating information), and certified by a Responsible Officer of the Borrower as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and its Subsidiaries as of such date and for such period.
     6.02 Certificates; Other Information. The Borrower shall furnish to the Administrative Agent, with sufficient copies for each Lender:
     (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer of the Borrower;
     (b) promptly after their becoming available, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Borrower or any Subsidiary may make to, or file with, the SEC; and
     (c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of (i) the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; and (ii) the date on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.
     6.03 Notices. The Borrower shall promptly notify the Administrative Agent and each Lender:
     (a) of the occurrence of any Default known to the Borrower;
     (b) of any matter that has resulted or is reasonably expected to result in a Material Adverse Effect, including:
     (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary;
     (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or
     (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;
     (c) of the occurrence of any of the following events known to the Borrower which affect the Borrower or any ERISA Affiliate, and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:
     (i) an ERISA Event;

     (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA;
     (iii) a material increase in the Unfunded Pension Liability of any Pension Plan;
     (iv) the adoption of, or the commencement of contributions to, any Pension Plan or Multiemployer Plan by the Borrower or any ERISA Affiliate; or
     (v) the adoption of any amendment to a Pension Plan if such amendment results in a material increase in contributions or an Unfunded Pension Liability; and
     (d) of any material change in accounting policies or financial reporting practices by the Borrower and its consolidated Subsidiaries.
     In addition, the Borrower shall, promptly upon the issuance thereof, notify the Administrative Agent of any announcement by Moody’s or S&P (i) of any change in any Debt Rating or (ii) that any Debt Rating will be put on a “negative outlook” or “negative credit watch.”
Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.
     6.04 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to (provided that nothing in this Section 6.04 shall prevent the voluntary liquidation, dissolution or winding up, not under any bankruptcy or insolvency law, of any Subsidiary so long as no Event of Default exists and no Default will result therefrom):
     (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of organization (except in connection with transactions permitted by Section 7.04);
     (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (except in connection with transactions permitted by Section 7.04 and sales of assets permitted by Section 7.03);
     (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill (except in connection with transactions permitted by Section 7.04); and
     (d) preserve or renew all of its registered patents, trademarks, trade names and service marks;

except, in the case of clauses (b), (c) and (d) above, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.05 Maintenance of Property. The Borrower shall, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
     6.06 Insurance. The Borrower shall, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, maintain, with financially sound and reputable independent insurers (or pursuant to a self-insurance program), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
     6.07 Tax Obligations. The Borrower shall, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, pay and discharge, as the same shall become due and payable all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.
     6.08 Compliance with Laws; Contractual Obligations. The Borrower shall, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, comply with (i) any Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) and (ii) any Contractual Obligation (other than any Contractual Obligation pertaining to Indebtedness) to which it is bound, in both cases the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
     6.09 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code so as to avoid any Lien under Section 303(k) of ERISA or other liability to the Borrower or any ERISA Affiliate in excess of $10,000,000, it being understood that any non-compliance with clause (a), (b) or (c) with respect to an Acquired Plan existing on the Plan Acquisition Date for such Acquired Plan shall not constitute a violation of this Section 6.09 so long as (i) the Borrower is diligently proceeding to remedy such non-compliance and (ii) such non-compliance will not result in any material fine, penalty or other liability.
     6.10 Inspection of Property and Books and Records. The Borrower shall, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, maintain proper books of record and account, in which full, true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to permit, the Administrative Agent, any Lender or their respective representatives (in each case at such Person’s own expense unless an Event of Default exists), upon reasonable notice at any reasonable time during normal business hours and from time to time at the request of the Administrative Agent or the relevant Lender, to visit and inspect the properties of the Borrower or any Subsidiary (and, if (i) any Default exists and has been continuing for 15 days or (ii) any Event of Default exists, to make copies or abstracts of their respective corporate, financial and operating records), and to examine the properties and books and records of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower or any Subsidiary with the appropriate officers, employees or authorized agents of the Borrower or such Subsidiary.
     6.11 Environmental Laws. The Borrower shall, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws. Without limiting the foregoing, the Borrower shall, and shall cause each Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, (i) maintain all material operating permits for all landfills now owned or hereafter acquired; and (ii) dispose of hazardous waste only at licensed disposal facilities operating, to the best of the Borrower’s or the applicable Subsidiary’s knowledge after reasonable inquiry, in material compliance with all material Environmental Laws.
     6.12 Use of Proceeds. The Borrower shall use the proceeds of the Loans (i) as an extension and continuation of Indebtedness of the Borrower under, and to amend and restate, the Existing Credit Agreement and (ii) for working capital, capital expenditures, letters of credit and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document; provided that the Borrower shall not use the proceeds of any Loan to acquire any Person if the board of directors of the Person to be acquired has not approved such Acquisition.
     6.13 Additional Guarantors. The Borrower shall notify the Administrative Agent at the time that any Person is designated as or becomes a Material Subsidiary, and promptly thereafter (and in any event within thirty (30) days (or such longer period approved by the Administrative Agent in its sole discretion)), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty, a Guaranty Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that, if the Guaranty Release Requirements have been satisfied and such satisfaction has been certified to the Administrative Agent by a Responsible Officer of the Borrower, this Section 6.13 shall no longer apply to require any additional Subsidiaries to become Guarantors and the

Administrative Agent shall promptly execute and deliver to the Borrower such documentation as may be reasonably requested by the Borrower from time to time to release any then-existing Guarantors (other than Continuing Guarantors) from their obligations under the Guaranty (other than as to obligations that are expressly stated in the Guaranty to survive such termination).
     As used herein:
     “2008 Credit Facility Amendment” means an amendment or restatement of the 2008 Credit Facility after the Effective Date that extends the maturity thereof.
     “2008 Replacement Facility” means any replacement or refinancing of the 2008 Credit Facility after the Effective Date.
     “Continuing Guarantor” means, at any time on or after the date that the Guaranty Release Requirements have been satisfied and such satisfaction has been so certified to the Administrative Agent by a Responsible Officer of the Borrower, (x) any Guarantor that at such time is either an issuer or guarantor of any Senior Notes Indebtedness or (y) any other Person requested by the Borrower in writing, and approved by the Administrative Agent, to be a Continuing Guarantor.
     “Guaranty Release Requirements” means the occurrence of the events described in either clause (i) or (ii) below:
     (i) if (A) at the time of (x) the effectiveness of any 2008 Credit Facility Amendment, all or substantially all of the Guarantors (other than Allied, AWNA, Browning-Ferris or BBCO) are released from their guarantees of the amended or restated 2008 Credit Facility (other than as to obligations that are expressly stated in such guarantees to survive such termination) or (y) the effectiveness of any 2008 Replacement Facility, all or substantially all of the Guarantors (other than Allied, AWNA, Browning-Ferris or BBCO) are not required to guarantee the 2008 Replacement Facility, (B) concurrently with such 2008 Credit Facility Amendment or 2008 Replacement Facility, as the case may be, all or substantially all of the Guarantors (other than Allied, AWNA, Browning-Ferris or BBCO) are released (including after giving effect to any automatic release or termination provisions of the Senior Notes Indentures (or of any guarantees thereof) triggered upon the termination or release of the Guaranty hereunder and under any guarantees of the 2008 Credit Facility) from any guarantees to which they may be parties with respect to any Senior Notes Indebtedness (other than as to contingent obligations with respect to indemnification and other customary obligations that are expressly stated in such guarantees to survive such termination), and (C) the Borrower will be in compliance with the covenant in Section 7.13 after giving effect to any releases pursuant to this Section 6.13; or
     (ii) if, after the effectiveness of any 2008 Credit Facility Amendment or 2008 Replacement Facility, as the case may be, (A) the Borrower obtains a Debt Rating from either Rating Agency of BBB+ or Baa1 or higher from one Rating Agency (the “First Upgraded Rating”) and a Rating from the other Rating Agency reflecting a Rating no more than one level lower than the First Upgraded Rating; (B) all or substantially all of the Guarantors (other than Allied, AWNA, Browning-Ferris or BBCO) are released from their guarantees of the amended or restated 2008 Credit Facility or 2008 Replacement Facility, as applicable (other than as to obligations that are expressly stated to in such guarantees to survive such termination), (C) concurrently with the release described in clause (ii)(B) above, all or substantially all of the Guarantors (other than Allied, AWNA, Browning-Ferris or BBCO) are released (including after giving effect to any automatic release or termination provisions of the Senior Notes Indentures (or of any guarantees thereof) triggered upon the termination or release of the Guaranty hereunder and under any guarantees of the 2008 Credit Facility or 2008 Replacement Facility, as the case may be) from any guarantees to which they may be parties with respect to any Senior Notes Indebtedness (other than as to contingent obligations with respect to indemnification and other customary obligations that are expressly stated in such guarantees to survive such termination), and (D) the Borrower will be in compliance with the covenant in Section 7.13 after giving effect to any releases pursuant to this Section 6.13.
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:
     7.01 Financial Condition Covenants.
     (a) Consolidated Interest Coverage Ratio. The Borrower shall not permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 3.00 to 1.00.
     (b) Maximum Total Debt to EBITDA Ratio. The Borrower shall not permit the Total Debt to EBITDA Ratio as of the end of any fiscal quarter to be greater than 3.50 to 1.00.
     7.02 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
     (a) any Lien set forth in Schedule 7.02, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;
     (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
     (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
     (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
     (e) Liens on the property of the Borrower or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;
     (f) Liens consisting of judgment or judicial attachment liens and liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that (i) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed and (ii) all such Liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $100,000,000;
     (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;
     (h) (i) Liens securing obligations in respect of Capital Leases and purchase money financings on assets subject to such leases or financings to the extent such Capital Leases and purchase money financings are otherwise permitted by Section 7.06(b) and (ii) Liens securing obligations in respect of landfill lease operating agreements on assets subject to such leases created in the ordinary course of business;
     (i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;
     (j) Liens on the rights of the Borrower or any Subsidiary in bonds issued in connection with revenue bond financings in favor of any issuer of a letter of credit used to provide security for the payment of such bonds; and
     (k) (i) prior to the date on which Section 7.13 applies, other Liens, in addition to those permitted by clauses (a) through (j), securing Indebtedness and other obligations in an aggregate amount not to exceed $150,000,000 at any time and (ii) at any time thereafter, other Liens, in addition to those permitted by clauses (a) through (j), securing Indebtedness and other obligations, so long as the aggregate outstanding amount of Priority Indebtedness at any time does not exceed 15% of Consolidated Tangible Assets; provided, in the case of each of clauses (i) and (ii), that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions, subject to Liens permitted by this clause (k), shall not at any time exceed $75,000,000 in aggregate outstanding amount.
     7.03 Disposition of Assets. The Borrower shall not, and shall not permit any Subsidiary (other than any Allied Unrestricted Subsidiary or any Republic Insurance Entity) to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing (including any sale-leaseback), except:
     (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;
     (b) the sale, assignment or other transfer of accounts receivable, lease receivables or other rights to payment or any interest in the foregoing pursuant to any Securitization Transaction, together in each case with any collections or proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or property or claims in favor of the Borrower or such Subsidiary supporting, securing or otherwise relating to such receivables or other rights to payment;
     (c) Dispositions of property by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary; provided that (i) if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor, and (ii) if the transferor of such property is not an Excluded Subsidiary, the transferee must either be the Borrower or a Subsidiary that is not an Excluded Subsidiary;
     (d) any Regulatory Divestiture required in connection with the Allied Acquisition; provided that (i) no Event of Default shall exist at the time of or result from such Regulatory Divestiture, (ii) such Regulatory Divestiture shall be made for fair market value, (iii) at least 80% of the consideration for such Regulatory Divestiture shall be in the form of cash or cash equivalents (excluding any portion of the consideration allocated to a portion of a Regulatory Divestiture permitted by clause (e) of this Section 7.03; it being agreed that the Borrower may rely on either this clause (d) or clause (e) below in making any Regulatory Divestiture or, in part, on both of such clauses), and (iv) promptly upon receipt thereof by the Person making such Regulatory Divestiture, the Borrower shall prepay Committed Loans and revolving loans under the 2008 Credit Facility on a pro rata basis in an amount equal to the net cash proceeds from such Regulatory Divestiture; and
     (e) other dispositions which are made for fair market value; provided that (i) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets so disposed of by the Borrower and its Subsidiaries in any one-year period (calculated as of the date of any such disposition) shall not exceed 20% of Consolidated Tangible Assets as of the last day of the most recently ended fiscal quarter.

     7.04 Consolidations and Mergers. The Borrower shall not, and shall not permit any Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, merge, consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person, except:
     (a) any Subsidiary may merge with the Borrower or with any one or more Subsidiaries; provided that (i) if any transaction shall be between the Borrower and a Subsidiary, the Borrower shall be the continuing or surviving Person, (ii) if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person; and (iii) if any transaction shall be between an Excluded Subsidiary and a Subsidiary that is not an Excluded Subsidiary, a Subsidiary that is not an Excluded Subsidiary shall be the continuing or surviving Person;
     (b) any Subsidiary (other than an Excluded Subsidiary) may sell or transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Wholly-Owned Subsidiary, and any Excluded Subsidiary may transfer all or substantially all of its assets to the Borrower or a Subsidiary that is not an Excluded Subsidiary for nominal consideration or as a result of the voluntary dissolution or liquidation of such Excluded Subsidiary; and
     (c) any merger, consolidation or disposition in connection with a transaction permitted by Section 7.03 or an Acquisition permitted by Section 7.05.
     7.05 Loans and Investments.
     (a) The Borrower shall not, and shall not permit any Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, purchase or acquire any capital stock, Equity Interest or obligations or other securities of, or any interest in, any Person, or make any Acquisition, or make any advance, loan, extension of credit or capital contribution to or any other investment in any Person (including any Affiliate of the Borrower) (any of the foregoing an “Investment”), unless (x) such loan, advance, investment, acquisition or other purchase does not cause the Borrower to violate the financial covenants contained in Section 7.01(a) or (b), and (y) no Default would result therefrom.
     (b) Notwithstanding the foregoing, the Borrower shall not, and shall not permit any Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to make any Investment in any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity other than the following:
     (i) transfers of receivables and other rights to payment in connection with a Securitization Transaction, together in each case with any collections or proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or property or claims in favor of the Borrower or such Subsidiary supporting, securing payment or otherwise relating to such receivables or other rights to payment, so long as the maximum outstanding principal amount of the Securitization Transactions does not exceed $75,000,000;

     (ii) Investments by the Borrower and its Subsidiaries in the RMI Subsidiaries described on Schedule 7.05(b); and
     (iii) other Investments in any Republic Insurance Entity consisting of (x) cash contributed (whether in the form of debt or equity) to such Republic Insurance Entity and unreimbursed drawings on letters of credit issued at the request of the Borrower or any Subsidiary on behalf of such Republic Insurance Entity so long as the aggregate amount of all such Investments (net of any amounts repaid, returned or reimbursed), when combined with all Investments existing as of the Effective Date in any Republic Insurance Entities that consist of cash contributions or unreimbursed drawings under letters of credit, shall not exceed $100,000,000 in the aggregate at any time outstanding, and (y) letters of credit issued at the request of the Borrower or any Subsidiary on behalf of such Republic Insurance Entity so long as the aggregate principal amount of all such letters of credit, when combined with all Investments existing on the Effective Date that consist of letters of credit issued on behalf of all Republic Insurance Entities, shall not exceed $175,000,000 in the aggregate at any time outstanding.
     7.06 Limitation on Secured Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness secured directly or indirectly by assets of the Borrower or any Subsidiary other than the following:
     (a) secured Indebtedness listed on Schedule 7.06 (including any extensions, renewals and refinancings thereof so long as the principal amount thereof is not increased);
     (b) Capital Leases and purchase money financings on assets subject to such leases or financings in an aggregate amount not to exceed $100,000,000 at any time outstanding; provided that, this clause (b) shall not restrict Indebtedness under any landfill lease operating agreements entered into in the ordinary course of business, whether or not such landfill lease operating agreements are classified as Capital Leases;
     (c) Indebtedness supported by letters of credit;
     (d) other Indebtedness secured by Liens permitted by Section 7.02(k); and
     (e) in the case of any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity, Indebtedness secured directly or indirectly by the assets of such Person or its Subsidiaries.
     7.07 Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity) to, enter into any transaction with any Affiliate of the Borrower (other than a Loan Party), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.
     7.08 Use of Proceeds. The Borrower shall not, and shall not permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the

Borrower or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.
     7.09 Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary (other than any Allied Unrestricted Subsidiary, any Securitization Subsidiary or any Republic Insurance Entity), to make any Restricted Payment except that:
     (a) each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
     (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and
     (d) the Borrower may make any other Restricted Payment so long as (i) such Restricted Payment would not cause the Borrower to violate any financial covenant contained in Section 7.01(a) or (b) and (ii) no other Default would result therefrom.
     7.10 ERISA. The Borrower shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of $25,000,000; or (b) engage in a transaction which could reasonably be expected to result in liability to the Borrower or any ERISA Affiliate in excess of $25,000,000 pursuant to Section 4069 or 4212(c) of ERISA.
     7.11 Change in Business. The Borrower shall not, and shall not permit any Subsidiary to, engage in any material line of business other than those lines of business carried on by the Borrower and its Subsidiaries on the Effective Date and lines of business complementary thereto; provided that (i) in no event will the Borrower permit a material portion of the business of the Borrower and its Subsidiaries, taken as a whole, to involve or relate to hazardous waste, (ii) in no event will the Borrower direct any Securitization Subsidiary to engage in any business other than Securitization Transactions permitted hereunder, and (iii) in no event will the Borrower direct any Excluded Subsidiary to engage in any business other than the business carried on by such Subsidiary on the later of the Effective Date and the date that such Subsidiary is approved by the Administrative Agent as an Excluded Subsidiary.
     7.12 Burdensome Agreements. The Borrower shall not, and shall not permit any Subsidiary (other than any Excluded Subsidiary) to, enter into any Contractual Obligation (other than this Agreement, any other Loan Document and any Contractual Obligations with respect to the 2008 Credit Facility) that (a) limits the ability (i) of any Subsidiary (other than an Excluded Subsidiary) to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) of any Subsidiary (other then an Excluded Subsidiary) to guarantee the

Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; except, in each case, (1) as required under applicable Requirements of Law, (2) as required under the Loan Documents, (3) for Permitted Liens, (4) for restrictions in any Senior Note Indenture that is substantively similar to, or less restrictive than, the Senior Note Indentures that are in effect on the Effective Date, (5) for prohibitions on assignment or transfer contained in leases and (6) as set forth in Schedule 7.12.
     7.13 Priority Indebtedness. From and after the date that the Guaranty Release Requirements have been satisfied and such satisfaction has been certified to the Administrative Agent by a Responsible Officer of the Borrower, the Borrower shall not at any time permit the aggregate outstanding amount of Priority Indebtedness to exceed 15% of Consolidated Tangible Assets.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
     8.01 Event of Default. Any of the following shall constitute an “Event of Default”:
     (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or the principal amount of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.
     (b) Representation or Warranty. Any representation or warranty by the Borrower or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.
     (c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any of subsection 6.03(a) or Article VII.
     (d) Other Defaults. Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender.
     (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment of Material Financial Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to any applicable grace or cure period); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under one or more agreements or instruments relating to Material Financial Obligations, if the effect of such failure, event or condition (after giving effect to any applicable grace or cure period) is to cause (or require), or to permit the holder or holders of such Material Financial Obligations or the beneficiary or beneficiaries of such Material Financial Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (or require), such Material Financial Obligations to become due and payable in an amount greater than or equal to $100,000,000 in any single instance (or to be purchased, repurchased or cash collateralized in an amount greater than or equal to $100,000,000 in any single instance) prior to the stated maturity thereof.
     (f) Insolvency, Voluntary Proceedings. The Borrower or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; provided that the foregoing shall not apply to the voluntary liquidation, dissolution or winding up of a Subsidiary permitted by Section 6.04.
     (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Borrower’s or any Subsidiary’s properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) the Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding with respect to the Borrower or such Subsidiary; or (iii) the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.
     (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000; (ii) a contribution failure shall occur with respect to a Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA securing obligations in excess of $10,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period (or any period during which (x) the Borrower is permitted to contest its obligation to make such payment without incurring any liability (other than interest) or penalty and (y) the Borrower is contesting such obligation in good faith and by appropriate proceedings), any installment payment with respect to its withdrawal liability under Section 4201 of ERISA or any contribution obligation under Section 4243 of ERISA, in each case under a Multiemployer Plan in an aggregate amount in excess of $25,000,000.
     (i) Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of

$100,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 25 days after the entry thereof.
     (j) Change of Control. There occurs any Change of Control.
     (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any of its Subsidiaries contests in any manner the validity or enforceability of any Loan Document; or the Borrower or any of its Subsidiaries denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.
     8.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:
     (a) declare the commitment of each Lender to make Loans (including the commitment of the Swing Line Lender to make Swing Line Loans) and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     (d) exercise on behalf of itself and the other Guaranteed Parties all other rights and remedies available to it and the other Guaranteed Parties under the Loan Documents or applicable law;
provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, any L/C Issuer or any other Lender. The Administrative Agent shall promptly notify the Borrower of any declaration described in clause (a) or (b) of the preceding sentence, but failure to give any such notice shall not impair any such declaration or result in any liability to the Administrative Agent.
     8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
     8.04 Application of Receipts. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including reasonable fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and Obligations then owing under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements, ratably among the Guaranteed Parties in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.05(c) and 2.15; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.05(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
     Notwithstanding the foregoing, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX.
ADMINISTRATIVE AGENT
     9.01 Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article, except Section 9.06 hereof, are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, except Section 9.06 hereof.
     9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any

such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     9.06 Resignation of Administrative Agent. The Administrative Agent may at any time resign as Administrative Agent upon 30 days’ prior notice to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment prior to the effective date of resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, and in consultation with the Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and as Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the

Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the co-syndication agents, documentation agents, joint lead arrangers or joint book managers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

     9.10 Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or if such Person is no longer required to be a “Guarantor” as described in Section 9.12. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
     9.11 Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements. No Cash Management Bank or Hedge Bank who obtains the benefit of the provisions of Section 8.04, or the Guaranty by virtue of the provisions hereof or of the Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Without limitation of the foregoing, each such Cash Management Bank or Hedge Bank acknowledges that (i) the exercise of rights and remedies under the Guaranty shall be taken solely by the Administrative Agent for the benefit of the Guaranteed Parties; and (ii) such Cash Management Bank or Hedge Bank, as the case may be, does not have the right to independently pursue rights or remedies under the Guaranty. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Guaranteed Cash Management Agreements and Guaranteed Hedge Agreements only if the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
     9.12 Release of Guarantors.
     (a) Upon (i) the disposition of any Guarantor in a transaction permitted hereunder that causes such Guarantor to cease to be a Subsidiary or at the request of the Borrower in the event an existing Guarantor ceases to be a Material Subsidiary (as certified to the Administrative Agent by the Borrower and demonstrated in reasonable detail using financial information from the most recently ended fiscal period for which financial statements are available), the Administrative Agent shall execute such documentation reasonably requested by the Borrower to evidence the release of such Guarantor from its obligations under the Guaranty (including any related Guaranty Joinder Agreement), (ii) repayment in full of all Obligations (other than (x) Obligations under any Cash Management Agreement and (y) Obligations under any Guaranteed Hedge Agreement as to which arrangements satisfactory to the applicable Hedge Bank have been made) and termination by the Borrower of the Commitments hereunder in accordance with Section 2.06, or (iii) the satisfaction of the Guaranty Release Requirements, the Administrative Agent shall execute such documentation reasonably requested by the Borrower to evidence the release of each Subsidiary that is a Guarantor from its obligations under the Guaranty (including any related Guaranty Joinder Agreement), except to the extent such obligations by their terms expressly survive termination of the Guaranty or release of the Guarantor thereunder.

ARTICLE X.
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Borrower or other applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;
     (e) change Section 8.04 in a manner that would alter the pro rata sharing of payments required thereby or change Section 2.06 in a manner that would alter the pro rata treatment of reductions of the Aggregate Commitments, in each case without the written consent of each Lender;
     (f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
     (g) except as provided in Section 6.13 and Section 9.12, release all or substantially all of the Guarantors without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of the applicable L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it or extend the Letter of Credit Expiration Date applicable to the Letters of Credit issued by such L/C Issuer; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) either Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
     10.02 Notices; Effectiveness; Electronic Communication.
     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, Bank of America as the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender or L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if confirmation of delivery has been received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the

Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, for purposes of United States Federal or state securities laws.
     (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except in the case of any of the foregoing persons who are seeking indemnification hereunder, to the extent such reliance resulted from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of the Guaranteed Parties; provided, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
     10.04 Expenses; Indemnity; Damage Waiver.
     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer, including the reasonable fees and expenses of attorneys who may be employees of the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, including the reasonable fees and expenses of any attorney who may be an employee of any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), each L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and Bank of America as an L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns.
     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund no minimum amount need be assigned; and

     (B) In any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
     (C) the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in its exposure under one or more Letters of Credit (whether or not then outstanding); and
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Borrower and Defaulting Lender. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
     (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
     Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and assumed by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ prior notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ prior notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided that such successor shall consent to such appointment by the Borrower; and provided further that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(b) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries.
     For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed reasonable compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities laws.
     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after giving prior written notice to the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, such L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01 or as provided in the applicable Loan Document, this Agreement or such other Loan Documents shall become effective when they shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof or thereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents.
     10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the

Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
     10.13 Replacement of Lenders; Termination of Commitments.
     (a) If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Defaulting Lender, or (iv) any Lender fails to approve any amendment, waiver or consent requested by the Borrower pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender, then the Borrower may elect, by delivering written notice to such Lender and the Administrative Agent, to either replace such Lender at its sole expense and effort in accordance with subsection (b) below or terminate all of the Commitments of such Lender in accordance with subsection (c) below.
     (b) If the Borrower elects to replace a Lender in accordance with subsection (a) above, such Lender shall be required to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), within 10 Business Days after receipt by such Lender of the Borrower’s written notice of such election, all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee identified by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
     (iv) in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such amendment, waiver or consent; and
     (v) such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     (c) If the Borrower elects to terminate the Commitments of a Lender in accordance with subsection (a) above, all of the Commitments of such Lender shall be terminated immediately (with the Aggregate Commitments reduced in a like amount on a non-pro rata basis) upon the later of (i) the date of the receipt by the Administrative Agent and such Lender of the Borrower’s written notice of such election and (ii) the date that the Borrower has repaid all of outstanding principal of its Loans and L/C Advances of such Lender, together with accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) (which payments may be applied to the Loans, interest, fees and other obligations of such Lender on a non-pro rata basis with payments made to the other Lenders, notwithstanding the provisions of Section 2.13 to the contrary); provided, that the Borrower may not terminate the Commitments of a Lender pursuant to this subsection (c) if, after giving effect to such termination and the repayment of Loans of such Lender required hereby, the Total Outstandings minus the amount of any Cash Collateral that the Borrower has provided to secure outstanding L/C Obligations prior to or concurrently with such termination would exceed the Aggregate Commitments.
     10.14 Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY

JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH OF THE BORROWER AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY HERETO IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS.
     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, co-documentation agents and Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, co-documentation agents and Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person and (B) neither the Administrative Agent nor the Arrangers, co-documentation agents and Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and (iii) the Administrative Agent, the Arrangers, co-documentation agents and Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arrangers, co-documentation agents and Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, co-documentation agents and Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
     10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     10.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party, tax identification number and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
ARTICLE XI.
CONSENT AND CONFIRMATION OF THE GUARANTORS.
     11.01 Consent and Confirmation. Each of the Guarantors hereby (i) consents, acknowledges and agrees to the amendment and restatement of the Existing Credit Agreement provided hereby and set forth herein, (ii) confirms and ratifies in all respects the Guaranty and the enforceability of the Guaranty against each Guarantor in accordance with its terms, and (iii) confirms and agrees that each Guarantor’s payment and performance obligations under, and the “Guaranteed Liabilities” as defined in, the Guaranty do and shall continue as to and include all Obligations (as defined in this Agreement) of any Loan Party under this Agreement, the Notes and the Loan Documents (each as defined in this Agreement) upon and after the effectiveness of this Agreement and amendment and restatement of the Existing Credit Agreement contemplated hereby. Each of the parties to this Agreement agrees that (a) the Guaranty and each Guaranty Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, notwithstanding the provisions of Section 25(a) of the Guaranty and of Section 6 of the Guaranty Joinder Agreement, (b) the provisions of Section 10.14(b) and Section 10.14(c) shall supersede Section 25(b) of the Guaranty and any other inconsistent provisions set forth in the Loan Documents; and (c) the “Guaranty” as defined in the Guaranty Joinder Agreement shall mean the Guaranty as modified by this Section 11.01.
[Remainder of page is intentionally left blank; signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

REPUBLIC SERVICES, INC.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	Senior Vice President & Treasurer
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

THE FOLLOWING CORPORATIONS, AS GUARANTORS:
623 LANDFILL, INC.
A D A J CORPORATION
ACTION DISPOSAL, INC.
ADA COUNTY DEVELOPMENT COMPANY, INC.
ADRIAN LANDFILL, INC.
ADS OF ILLINOIS, INC.
ADS, INC.
AGRI-TECH, INC. OF OREGON
ALABAMA RECYCLING SERVICES, INC.
ALBANY-LEBANON SANITATION, INC.
ALLIED ACQUISITION PENNSYLVANIA, INC.
ALLIED ACQUISITION TWO, INC.
ALLIED ENVIROENGINEERING, INC.
ALLIED GREEN POWER, INC.
ALLIED NOVA SCOTIA, INC.
ALLIED WASTE ALABAMA, INC.
ALLIED WASTE COMPANY, INC.
ALLIED WASTE HAULING OF GEORGIA, INC.
ALLIED WASTE HOLDINGS (CANADA) LTD.
ALLIED WASTE INDUSTRIES (ARIZONA), INC.
ALLIED WASTE INDUSTRIES (NEW MEXICO), INC.
ALLIED WASTE INDUSTRIES (SOUTHWEST), INC.
ALLIED WASTE INDUSTRIES OF GEORGIA, INC.
ALLIED WASTE INDUSTRIES OF ILLINOIS, INC.
ALLIED WASTE INDUSTRIES OF NORTHWEST INDIANA, INC.
ALLIED WASTE INDUSTRIES OF TENNESSEE, INC.
ALLIED WASTE INDUSTRIES, INC.
ALLIED WASTE LANDFILL HOLDINGS, INC.
ALLIED WASTE NORTH AMERICA, INC.
ALLIED WASTE OF CALIFORNIA, INC.
ALLIED WASTE OF LONG ISLAND, INC.
ALLIED WASTE OF NEW JERSEY, INC.
ALLIED WASTE RURAL SANITATION, INC.
ALLIED WASTE SERVICES OF COLORADO, INC.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Corporations
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

ALLIED WASTE SERVICES OF PAGE, INC.
ALLIED WASTE SERVICES OF STILLWATER, INC.
ALLIED WASTE SYSTEMS HOLDINGS, INC.
ALLIED WASTE SYSTEMS, INC.
ALLIED WASTE TRANSFER SERVICES OF UTAH, INC.
ALLIED WASTE TRANSPORTATION, INC.
AMERICAN DISPOSAL SERVICES OF ILLINOIS, INC.
AMERICAN DISPOSAL SERVICES OF KANSAS, INC.
AMERICAN DISPOSAL SERVICES OF MISSOURI, INC.
AMERICAN DISPOSAL SERVICES OF NEW JERSEY, INC.
AMERICAN DISPOSAL SERVICES OF WEST VIRGINIA, INC.
AMERICAN DISPOSAL SERVICES, INC.
AMERICAN DISPOSAL TRANSFER SERVICES OF ILLINOIS, INC.
AMERICAN MATERIALS RECYCLING CORP.
AMERICAN SANITATION, INC.
AMERICAN TRANSFER COMPANY, INC.
APACHE JUNCTION LANDFILL CORPORATION
ARC DISPOSAL COMPANY, INC.
AREA DISPOSAL, INC.
ATLANTIC WASTE HOLDING COMPANY, INC.
ATLAS TRANSPORT, INC.
ATTWOODS OF NORTH AMERICA, INC.
AUTOMATED MODULAR SYSTEMS, INC.
AUTOSHRED, INC.
AWIN LEASING COMPANY, INC.
AWIN MANAGEMENT, INC.
BARKER BROTHERS WASTE INCORPORATED
BAY COLLECTION SERVICES, INC.
BAY ENVIRONMENTAL MANAGEMENT, INC.
BAY LANDFILLS, INC.
BAY LEASING COMPANY, INC.
BBCO, INC.
BELLEVILLE LANDFILL, INC.
BERKELEY SANITARY SERVICE, INC.
BFI ATLANTIC, INC.
BFI ENERGY SYSTEMS OF ALBANY, INC.
BFI ENERGY SYSTEMS OF DELAWARE COUNTY, INC.
BFI ENERGY SYSTEMS OF ESSEX COUNTY, INC.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Corporations
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

BFI ENERGY SYSTEMS OF HEMPSTEAD, INC.
BFI ENERGY SYSTEMS OF NIAGARA II, INC.
BFI ENERGY SYSTEMS OF NIAGARA, INC.
BFI ENERGY SYSTEMS OF SEMASS, INC.
BFI ENERGY SYSTEMS OF SOUTHEASTERN CONNECTICUT, INC.
BFI REF-FUEL, INC.
BFI TRANS RIVER (GP), INC.
BFI TRANSFER SYSTEMS OF NEW JERSEY, INC.
BFI WASTE SYSTEMS OF NEW JERSEY, INC.
BIO-MED OF OREGON, INC.
BLT ENTERPRISES OF OXNARD, INC.
BOND COUNTY LANDFILL, INC.
BORREGO LANDFILL, INC.
BORROW PIT CORP.
BRICKYARD DISPOSAL & RECYCLING, INC.
BROWNING-FERRIS INDUSTRIES CHEMICAL SERVICES, INC.
BROWNING-FERRIS INDUSTRIES OF CALIFORNIA, INC.
BROWNING-FERRIS INDUSTRIES OF FLORIDA, INC.
BROWNING-FERRIS INDUSTRIES OF ILLINOIS, INC.
BROWNING-FERRIS INDUSTRIES OF NEW JERSEY, INC.
BROWNING-FERRIS INDUSTRIES OF NEW YORK, INC.
BROWNING-FERRIS INDUSTRIES OF OHIO, INC.
BROWNING-FERRIS INDUSTRIES OF TENNESSEE, INC.
BROWNING-FERRIS INDUSTRIES, INC.
BROWNING-FERRIS SERVICES, INC.
BROWNING-FERRIS, INC.
BUNTING TRASH SERVICE, INC.
CALVERT TRASH SYSTEMS, INCORPORATED
CAPITOL RECYCLING AND DISPOSAL, INC.
CC LANDFILL, INC.
CECOS INTERNATIONAL, INC.
CELINA LANDFILL, INC.
CENTRAL ARIZONA TRANSFER, INC.
CENTRAL SANITARY LANDFILL, INC.
CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS
CHEROKEE RUN LANDFILL, INC.
CITIZENS DISPOSAL, INC.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Corporations
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

CITY-STAR SERVICES, INC.
CLARKSTON DISPOSAL, INC.
COCOPAH LANDFILL, INC.
COMPACTOR RENTAL SYSTEMS OF DELAWARE, INC.
COPPER MOUNTAIN LANDFILL, INC.
CORVALLIS DISPOSAL CO.
COUNTY DISPOSAL (OHIO), INC.
COUNTY DISPOSAL, INC.
COUNTY LANDFILL, INC.
CROCKETT SANITARY SERVICE, INC.
CWI OF ILLINOIS, INC.
CWI OF MISSOURI, INC.
DALLAS DISPOSAL CO.
DELTA CONTAINER CORPORATION
DELTA DADE RECYCLING CORP.
DELTA PAPER STOCK, CO.
DELTA RESOURCES CORP.
DELTA SITE DEVELOPMENT CORP.
DELTA WASTE CORP.
DEMPSEY WASTE SYSTEMS II, INC.
DENVER RL NORTH, INC.
DTC MANAGEMENT, INC.
EAGLE INDUSTRIES LEASING, INC.
EAST CHICAGO COMPOST FACILITY, INC.
ECDC ENVIRONMENTAL OF HUMBOLDT COUNTY, INC.
ECDC HOLDINGS, INC.
ELDER CREEK TRANSFER & RECOVERY, INC.
ENVIROCYCLE, INC.
ENVIRONMENTAL DEVELOPMENT CORP. [DE]
ENVIRONMENTAL RECLAMATION COMPANY
ENVIRONTECH, INC.
EVERGREEN SCAVENGER SERVICE, INC.
F. P. McNAMARA RUBBISH REMOVAL INC.
FLL, INC.
FORWARD, INC.
FRED BARBARA TRUCKING CO., INC.
G. VAN DYKEN DISPOSAL INC.
GEK, INC.
GENERAL REFUSE ROLLOFF CORP.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Corporations
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

GEORGIA RECYCLING SERVICES, INC.
GOLDEN BEAR TRANSFER SERVICES, INC.
GOLDEN WASTE DISPOSAL, INC.
GRANTS PASS SANITATION, INC.
GREAT LAKES DISPOSAL SERVICE, INC.
GULFCOAST WASTE SERVICE, INC.
HARLAND’S SANITARY LANDFILL, INC.
HONEYGO RUN RECLAMATION CENTER, INC.
ILLINOIS LANDFILL, INC.
ILLINOIS RECYCLING SERVICES, INC.
ILLINOIS VALLEY RECYCLING, INC.
IMPERIAL LANDFILL, INC.
INDEPENDENT TRUCKING COMPANY
INGRUM WASTE DISPOSAL, INC.
INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA
ISLAND WASTE SERVICES LTD.
JETTER DISPOSAL, INC.
KANKAKEE QUARRY, INC.
KELLER CANYON LANDFILL COMPANY
KELLER DROP BOX, INC.
LA CAÑADA DISPOSAL COMPANY, INC.
LAKE NORMAN LANDFILL, INC.
LANDCOMP CORPORATION
LATHROP SUNRISE SANITATION CORPORATION
LEE COUNTY LANDFILL, INC.
LIBERTY WASTE HOLDINGS, INC.
LOOP RECYCLING, INC.
LOOP TRANSFER, INCORPORATED
LOUIS PINTO & SON, INC., SANITATION CONTRACTORS
LUCAS COUNTY LAND DEVELOPMENT, INC.
MANUMIT OF FLORIDA, INC.
McCUSKER RECYCLING, INC.
McINNIS WASTE SYSTEMS, INC.
MESA DISPOSAL, INC.
MIDWAY DEVELOPMENT COMPANY, INC.
MISSISSIPPI WASTE PAPER COMPANY
MOUNTAIN HOME DISPOSAL, INC.
NATIONSWASTE CATAWBA REGIONAL LANDFILL, INC.
NATIONSWASTE, INC.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Corporations
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

NCORP, INC.
NEW MORGAN LANDFILL COMPANY, INC.
NEWCO WASTE SYSTEMS OF NEW JERSEY, INC.
NOBLE ROAD LANDFILL, INC.
NORTHLAKE TRANSFER, INC.
NORTHWEST TENNESSEE DISPOSAL CORPORATION
OAKLAND HEIGHTS DEVELOPMENT, INC.
OHIO REPUBLIC CONTRACTS, II, INC.
OHIO REPUBLIC CONTRACTS, INC.
OSCAR’S COLLECTION SYSTEM OF FREMONT, INC.
OTAY LANDFILL, INC.
OTTAWA COUNTY LANDFILL, INC.
PALOMAR TRANSFER STATION, INC.
PELTIER REAL ESTATE COMPANY
PERDOMO & SONS, INC.
PINAL COUNTY LANDFILL CORP.
PITTSBURG COUNTY LANDFILL, INC.
PORT CLINTON LANDFILL, INC.
PORTABLE STORAGE CO.
PREBLE COUNTY LANDFILL, INC.
PRICE & SONS RECYCLING COMPANY
R.C. MILLER ENTERPRISES, INC.
R.C. MILLER REFUSE SERVICE INC.
RABANCO RECYCLING, INC.
RABANCO, LTD.
RAMONA LANDFILL, INC.
RCS, INC.
RELIABLE DISPOSAL, INC.
REPUBLIC DUMPCO, INC.
REPUBLIC ENVIRONMENTAL TECHNOLOGIES, INC.
REPUBLIC SERVICES AVIATION, INC.
REPUBLIC SERVICES FINANCIAL LP, INC.
REPUBLIC SERVICES HOLDING COMPANY, INC.
REPUBLIC SERVICES OF CALIFORNIA HOLDING COMPANY, INC.
REPUBLIC SERVICES OF FLORIDA GP, INC.
REPUBLIC SERVICES OF FLORIDA LP, INC.
REPUBLIC SERVICES OF INDIANA LP, INC.
REPUBLIC SERVICES OF MICHIGAN HOLDING COMPANY, INC.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Corporations
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

REPUBLIC SERVICES REAL ESTATE HOLDING, INC.
REPUBLIC SILVER STATE DISPOSAL, INC.
REPUBLIC WASTE SERVICES OF TEXAS GP, INC.
REPUBLIC WASTE SERVICES OF TEXAS LP, INC.
RESOURCE RECOVERY, INC.
RI/ALAMEDA CORP.
RICHMOND SANITARY SERVICE, INC.
RISK SERVICES, INC.
ROCK ROAD INDUSTRIES, INC.
ROSS BROS. WASTE & RECYCLING CO.
ROSSMAN SANITARY SERVICE, INC.
ROXANA LANDFILL, INC.
ROYAL HOLDINGS, INC.
S & S RECYCLING, INC.
SALINE COUNTY LANDFILL, INC.
SAN MARCOS NCRRF, INC.
SANDY HOLLOW LANDFILL CORP.
SANGAMON VALLEY LANDFILL, INC.
SANITARY DISPOSAL SERVICE, INC.
SAUK TRAIL DEVELOPMENT, INC.
SCHOFIELD CORPORATION OF ORLANDO
SHRED — ALL RECYCLING SYSTEMS INC.
SOLANO GARBAGE COMPANY
SOURCE RECYCLING, INC.
SOUTHERN ILLINOIS REGIONAL LANDFILL, INC.
STANDARD DISPOSAL SERVICES, INC.
STANDARD ENVIRONMENTAL SERVICES, INC.
STANDARD WASTE, INC.
STREATOR AREA LANDFILL, INC.
SUBURBAN TRANSFER, INC. [IL]
SUBURBAN WAREHOUSE, INC.
SUMMIT WASTE SYSTEMS, INC.
SUNRISE SANITATION SERVICE, INC.
SUNSET DISPOSAL SERVICE, INC.
SUNSET DISPOSAL, INC.
SYCAMORE LANDFILL, INC.
TATE’S TRANSFER SYSTEMS, INC.
TAY-BAN CORPORATION
TAYLOR RIDGE LANDFILL, INC.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Corporations
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

TENNESSEE UNION COUNTY LANDFILL, INC.
THE ECOLOGY GROUP, INC.
THOMAS DISPOSAL SERVICE, INC.
TOM LUCIANO’S DISPOSAL SERVICE, INC.
TOTAL SOLID WASTE RECYCLERS, INC.
TRICIL (N.Y.), INC.
TRI-COUNTY REFUSE SERVICE, INC.
TRI-STATE RECYCLING SERVICES, INC.
TRI-STATE REFUSE CORPORATION
UNITED DISPOSAL SERVICE, INC.
UPPER ROCK ISLAND COUNTY LANDFILL, INC.
VALLEY LANDFILLS, INC.
VINING DISPOSAL SERVICE, INC.
WASATCH REGIONAL LANDFILL, INC.
WASTE CONTROL SYSTEMS, INC.
WASTE SERVICES OF NEW YORK, INC.
WASTEHAUL, INC.
WAYNE COUNTY LANDFILL IL, INC.
WDTR, INC.
WEST CONTRA COSTA ENERGY RECOVERY COMPANY
WEST CONTRA COSTA SANITARY LANDFILL, INC.
WEST COUNTY LANDFILL, INC.
WEST COUNTY RESOURCE RECOVERY, INC.
WILLAMETTE RESOURCES, INC.
WILLIAMS COUNTY LANDFILL INC.
WJR ENVIRONMENTAL, INC.
WOODLAKE SANITARY SERVICE, INC.
ZAKAROFF SERVICES

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Corporations
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

DINVERNO, INC.

By:	/s/ Roger A. Groen, Jr.
Name:	Roger A. Groen, Jr.
Title:	President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

THE FOLLOWING LIMITED LIABILITY COMPANIES, AS GUARANTORS:
AGRICULTURAL ACQUISITIONS, LLC
ALLIED GAS RECOVERY SYSTEMS, L.L.C.
ALLIED SERVICES, LLC
ALLIED TRANSFER SYSTEMS OF NEW JERSEY, LLC
ALLIED WASTE ENVIRONMENTAL MANAGEMENT GROUP, LLC
ALLIED WASTE NIAGARA FALLS LANDFILL, LLC
ALLIED WASTE OF NEW JERSEY-NEW YORK, LLC
ALLIED WASTE RECYCLING SERVICES OF NEW HAMPSHIRE, LLC
ALLIED WASTE SERVICES OF MASSACHUSETTS, LLC
ALLIED WASTE SERVICES OF NORTH AMERICA, LLC
ALLIED WASTE SYCAMORE LANDFILL, LLC
ALLIED WASTE SYSTEMS OF ARIZONA, LLC
ALLIED WASTE SYSTEMS OF COLORADO, LLC
ALLIED WASTE SYSTEMS OF INDIANA, LLC
ALLIED WASTE SYSTEMS OF MICHIGAN, LLC
ALLIED WASTE SYSTEMS OF MONTANA, LLC
ALLIED WASTE SYSTEMS OF NEW JERSEY, LLC
ALLIED WASTE SYSTEMS OF NORTH CAROLINA, LLC
ALLIED WASTE SYSTEMS OF PENNSYLVANIA, LLC
ALLIED WASTE TRANSFER SERVICES OF ARIZONA, LLC
ALLIED WASTE TRANSFER SERVICES OF CALIFORNIA, LLC
ALLIED WASTE TRANSFER SERVICES OF FLORIDA, LLC
ALLIED WASTE TRANSFER SERVICES OF IOWA, LLC
ALLIED WASTE TRANSFER SERVICES OF LIMA, LLC
ALLIED WASTE TRANSFER SERVICES OF NEW YORK, LLC
ALLIED WASTE TRANSFER SERVICES OF NORTH CAROLINA, LLC
ALLIED WASTE TRANSFER SERVICES OF OREGON, LLC
ALLIED WASTE TRANSFER SERVICES OF RHODE ISLAND, LLC
ANSON COUNTY LANDFILL NC, LLC
ARIANA, LLC
AUTAUGA COUNTY LANDFILL, LLC
AWIN LEASING II, LLC
BFGSI, L.L.C.
BFI TRANSFER SYSTEMS OF ALABAMA, LLC
BFI TRANSFER SYSTEMS OF DC, LLC
BFI TRANSFER SYSTEMS OF GEORGIA, LLC
BFI TRANSFER SYSTEMS OF MARYLAND, LLC

By:	/s/ Edward A. Lang, III

Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Limited Liability Companies
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

BFI TRANSFER SYSTEMS OF MASSACHUSETTS, LLC
BFI TRANSFER SYSTEMS OF MISSISSIPPI, LLC
BFI TRANSFER SYSTEMS OF PENNSYLVANIA, LLC
BFI TRANSFER SYSTEMS OF VIRGINIA, LLC
BFI WASTE SERVICES OF PENNSYLVANIA, LLC
BFI WASTE SERVICES OF TENNESSEE, LLC
BFI WASTE SERVICES, LLC
BFI WASTE SYSTEMS OF ALABAMA, LLC
BFI WASTE SYSTEMS OF ARKANSAS, LLC
BFI WASTE SYSTEMS OF GEORGIA, LLC
BFI WASTE SYSTEMS OF KENTUCKY, LLC
BFI WASTE SYSTEMS OF LOUISIANA, LLC
BFI WASTE SYSTEMS OF MASSACHUSETTS, LLC
BFI WASTE SYSTEMS OF MISSISSIPPI, LLC
BFI WASTE SYSTEMS OF MISSOURI, LLC
BFI WASTE SYSTEMS OF NORTH AMERICA, LLC
BFI WASTE SYSTEMS OF NORTH CAROLINA, LLC
BFI WASTE SYSTEMS OF OKLAHOMA, LLC
BFI WASTE SYSTEMS OF SOUTH CAROLINA, LLC
BFI WASTE SYSTEMS OF TENNESSEE, LLC
BFI WASTE SYSTEMS OF VIRGINIA, LLC
BRIDGETON LANDFILL, LLC
BRIDGETON TRANSFER STATION, LLC
BROWNING-FERRIS INDUSTRIES, LLC
BRUNSWICK WASTE MANAGEMENT FACILITY, LLC
BUTLER COUNTY LANDFILL, LLC
C & C EXPANDED SANITARY LANDFILL, LLC
CACTUS WASTE SYSTEMS, LLC
CARBON LIMESTONE LANDFILL, LLC
CENTRAL VIRGINIA PROPERTIES, LLC
CHILTON LANDFILL, LLC
CONSOLIDATED DISPOSAL SERVICE, L.L.C.
CONTINENTAL WASTE INDUSTRIES, L.L.C.
COUNTY ENVIRONMENTAL LANDFILL, LLC
COUNTY LAND DEVELOPMENT LANDFILL, LLC
COURTNEY RIDGE LANDFILL, LLC
CRESCENT ACRES LANDFILL, LLC
CUMBERLAND COUNTY DEVELOPMENT COMPANY, LLC
D & L DISPOSAL, L.L.C.
E LEASING COMPANY, LLC

By:	/s/ Edward A. Lang, III

Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Limited Liability Companies
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

ECDC ENVIRONMENTAL, L.C.
ELLIS SCOTT LANDFILL MO, LLC
ENVOTECH-ILLINOIS L.L.C.
EVERGREEN SCAVENGER SERVICE, L.L.C.
FLINT HILL ROAD, LLC
FOREST VIEW LANDFILL, LLC
FRONTIER WASTE SERVICES (COLORADO), LLC
FRONTIER WASTE SERVICES (UTAH), LLC
FRONTIER WASTE SERVICES OF LOUISIANA L.L.C.
GATEWAY LANDFILL, LLC
GENERAL REFUSE SERVICE OF OHIO, L.L.C.
GREAT PLAINS LANDFILL OK, LLC
GREENRIDGE RECLAMATION, LLC
GREENRIDGE WASTE SERVICES, LLC
HANCOCK COUNTY DEVELOPMENT COMPANY, LLC
HARRISON COUNTY LANDFILL, LLC
JACKSON COUNTY LANDFILL, LLC
JEFFERSON CITY LANDFILL, LLC
JEFFERSON PARISH DEVELOPMENT COMPANY, LLC
KANDEL ENTERPRISES, LLC
LEE COUNTY LANDFILL SC, LLC
LEMONS LANDFILL, LLC
LIBERTY WASTE SERVICES LIMITED, L.L.C.
LIBERTY WASTE SERVICES OF ILLINOIS, L.L.C.
LIBERTY WASTE SERVICES OF McCOOK, L.L.C.
LITTLE CREEK LANDING, LLC
LOCAL SANITATION OF ROWAN COUNTY, L.L.C.
LORAIN COUNTY LANDFILL, LLC
LUCAS COUNTY LANDFILL, LLC
MADISON COUNTY DEVELOPMENT, LLC
MENANDS ENVIRONMENTAL SOLUTIONS, LLC
MISSOURI CITY LANDFILL, LLC
N LEASING COMPANY, LLC
NEW YORK WASTE SERVICES, LLC
NORTHEAST LANDFILL, LLC
OBSCURITY LAND DEVELOPMENT, LLC
OKLAHOMA CITY LANDFILL, L.L.C.
PACKERTON LAND COMPANY, L.L.C.
PINECREST LANDFILL OK, LLC
POLK COUNTY LANDFILL, LLC

By:	/s/ Edward A. Lang, III

Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Limited Liability Companies
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

PRINCE GEORGE’S COUNTY LANDFILL, LLC
REPUBLIC OHIO CONTRACTS, LLC
REPUBLIC SERVICES ENVIRONMENTAL, LLC
REPUBLIC SERVICES GROUP, LLC
REPUBLIC SERVICES OF ARIZONA HAULING, LLC
REPUBLIC SERVICES OF CALIFORNIA II, LLC
REPUBLIC SERVICES OF COLORADO HAULING, LLC
REPUBLIC SERVICES OF COLORADO I, LLC
REPUBLIC SERVICES OF GEORGIA GP, LLC
REPUBLIC SERVICES OF GEORGIA LP, LLC
REPUBLIC SERVICES OF INDIANA TRANSPORTATION, LLC
REPUBLIC SERVICES OF KENTUCKY, LLC
REPUBLIC SERVICES OF MICHIGAN HAULING, LLC
REPUBLIC SERVICES OF MICHIGAN I, LLC
REPUBLIC SERVICES OF MICHIGAN II, LLC
REPUBLIC SERVICES OF MICHIGAN III, LLC
REPUBLIC SERVICES OF MICHIGAN IV, LLC
REPUBLIC SERVICES OF MICHIGAN V, LLC
REPUBLIC SERVICES OF NEW JERSEY, LLC
REPUBLIC SERVICES OF NORTH CAROLINA, LLC
REPUBLIC SERVICES OF OHIO HAULING, LLC
REPUBLIC SERVICES OF OHIO I, LLC
REPUBLIC SERVICES OF OHIO II, LLC
REPUBLIC SERVICES OF OHIO III, LLC
REPUBLIC SERVICES OF OHIO IV, LLC
REPUBLIC SERVICES OF PENNSYLVANIA, LLC
REPUBLIC SERVICES OF SOUTH CAROLINA, LLC
REPUBLIC SERVICES OF SOUTHERN CALIFORNIA, LLC
REPUBLIC SERVICES OF VIRGINIA, LLC
REPUBLIC SERVICES OF WISCONSIN GP, LLC
REPUBLIC SERVICES OF WISCONSIN LP, LLC
REPUBLIC SERVICES VASCO ROAD, LLC
REPUBLIC WASTE SERVICES OF SOUTHERN CALIFORNIA, LLC
RITM, LLC
RUBBISH CONTROL, LLC
S LEASING COMPANY, LLC
SAN DIEGO LANDFILL SYSTEMS, LLC
SAND VALLEY HOLDINGS, L.L.C.
SHOW-ME LANDFILL, LLC
SOUTHEAST LANDFILL, LLC
ST. BERNARD PARISH DEVELOPMENT COMPANY, LLC

By:	/s/ Edward A. Lang, III

Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Limited Liability Companies
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

ST. JOSEPH LANDFILL, LLC
TOTAL ROLL-OFFS, L.L.C.
WAYNE COUNTY LAND DEVELOPMENT, LLC
WAYNE DEVELOPERS, LLC
WEBSTER PARISH LANDFILL, L.L.C.
WILLOW RIDGE LANDFILL, LLC

By:	/s/ Edward A. Lang, III

Name:	Edward A. Lang, III
Title:	As Treasurer of each of the foregoing Limited Liability Companies
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

THE FOLLOWING LIMITED PARTNERSHIPS, AS GUARANTORS:
REPUBLIC SERVICES FINANCIAL, LIMITED PARTNERSHIP

By:	REPUBLIC SILVER STATE DISPOSAL, INC., as General Partner

By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
Title:	Treasurer
REPUBLIC SERVICES OF FLORIDA, LIMITED PARTNERSHIP

By:	REPUBLIC SERVICES OF FLORIDA GP, INC., as General Partner

By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
Title:	Treasurer
REPUBLIC SERVICES OF GEORGIA, LIMITED PARTNERSHIP

By:	REPUBLIC SERVICES OF GEORGIA GP, LLC, as General Partner

By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
Title:	Treasurer
REPUBLIC SERVICES OF INDIANA, LIMITED PARTNERSHIP

By:	REPUBLIC SERVICES, INC., as General Partner

By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
Title:	Senior Vice President, Treasurer
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

REPUBLIC SERVICES OF WISCONSIN, LIMITED PARTNERSHIP

By:	REPUBLIC SERVICES OF WISCONSIN GP, LLC, as General Partner

By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
Title:	Treasurer
RWS TRANSPORT, L.P.

By:	REPUBLIC WASTE SERVICES OF TEXAS GP, INC., as General Partner

By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
Title:	Treasurer
REPUBLIC WASTE SERVICES OF TEXAS, LTD.

By:	REPUBLIC WASTE SERVICES OF TEXAS GP, INC., as General Partner

By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
Title:	Treasurer
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

ABILENE LANDFILL TX, LP
BFI TRANSFER SYSTEMS OF TEXAS, LP
BFI WASTE SERVICES OF INDIANA, LP
BFI WASTE SERVICES OF TEXAS, LP
BFI WASTE SYSTEMS OF INDIANA, LP
BLUE RIDGE LANDFILL TX, LP
BRENHAM TOTAL ROLL-OFFS, LP
CAMELOT LANDFILL TX, LP
CEFE LANDFILL TX, LP
CROW LANDFILL TX, L.P.
DESARROLLO DEL RANCHO LA GLORIA TX, LP
EL CENTRO LANDFILL, L.P.
ELLIS COUNTY LANDFILL TX, LP
FORT WORTH LANDFILL TX, LP
FRONTIER WASTE SERVICES, L.P.
GALVESTON COUNTY LANDFILL TX, LP
GILES ROAD LANDFILL TX, LP
GOLDEN TRIANGLE LANDFILL TX, LP
GREENWOOD LANDFILL TX, LP
GULF WEST LANDFILL TX, LP
ITASCA LANDFILL TX, LP
KERRVILLE LANDFILL TX, LP
LEWISVILLE LANDFILL TX, LP
MARS ROAD TX, LP
McCARTY ROAD LANDFILL TX, LP
MESQUITE LANDFILL TX, LP
MEXIA LANDFILL TX, LP
PANAMA ROAD LANDFILL, TX, L.P.
PINE HILL FARMS LANDFILL TX, LP
PLEASANT OAKS LANDFILL TX, LP
RIO GRANDE VALLEY LANDFILL TX, LP
ROYAL OAKS LANDFILL TX, LP
SOUTH CENTRAL TEXAS LAND CO. TX, LP
SOUTHWEST LANDFILL TX, LP
TESSMAN ROAD LANDFILL TX, LP

By:	Allied Waste Landfill Holdings, Inc., as General Partner of the foregoing limited partnerships

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

TURKEY CREEK LANDFILL TX, LP
VICTORIA LANDFILL TX, LP
WHISPERING PINES LANDFILL TX, LP

By:	Allied Waste Landfill Holdings, Inc., as General Partner of the foregoing limited partnerships

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer
BFI ENERGY SYSTEMS OF SOUTHEASTERN CONNECTICUT, LIMITED PARTNERSHIP

By:	BFI Energy Systems of Southeastern Connecticut, Inc., as General Partner

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

THE FOLLOWING GENERAL PARTNERSHIPS, AS GUARANTORS:

OCEANSIDE WASTE AND RECYCLING SERVICES

By:	REPUBLIC SERVICES, INC., Partner

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Senior Vice President, Treasurer

By:	ZAKAROFF SERVICES, Partner

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer
BENTON COUNTY DEVELOPMENT COMPANY
CLINTON COUNTY LANDFILL PARTNERSHIP
COUNTY LINE LANDFILL PARTNERSHIP
ILLIANA DISPOSAL PARTNERSHIP
JASPER COUNTY DEVELOPMENT COMPANY PARTNERSHIP
KEY WASTE INDIANA PARTNERSHIP
LAKE COUNTY C & D DEVELOPMENT PARTNERSHIP
NEWTON COUNTY LANDFILL PARTNERSHIP
SPRINGFIELD ENVIRONMENTAL GENERAL PARTNERSHIP
TIPPECANOE COUNTY WASTE SERVICES PARTNERSHIP
WARRICK COUNTY DEVELOPMENT COMPANY

By:	Allied Waste North America, Inc., as General Partner of the foregoing general partnerships

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer

By:	Allied Waste Landfill Holdings, Inc., as General Partner of the foregoing general partnerships

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

BENSON VALLEY LANDFILL GENERAL PARTNERSHIP
BLUE RIDGE LANDFILL GENERAL PARTNERSHIP
GREEN VALLEY LANDFILL GENERAL PARTNERSHIP
MOREHEAD LANDFILL GENERAL PARTNERSHIP

By	Allied Waste North America, Inc., as General Partner of the foregoing general partnerships

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer

By:	Browning-Ferris Industries of Tennessee, Inc., as General Partner of the foregoing general partnerships

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer
RABANCO COMPANIES

By	Rabanco, Ltd., as General Partner of the foregoing general partnership

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer

By:	Rabanco Recycling, Inc., as General Partner of the foregoing general partnership

	By: Name:	/s/ Edward A. Lang, III Edward A. Lang, III
	Title:	Treasurer
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Maria F. Maia
Name: Maria F. Maia
Title: Managing Director

Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer
By:	/s/ Maria F. Maia
Name: Maria F. Maia
Title: Managing Director

Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer
By:	/s/ Anna C. Araya
Name: Anna C. Araya
Title: Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer
By:	/s/ Robert Krasnow
Name: Robert Krasnow
Title: Sr. V.P.
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

SUNTRUST BANK, as a Lender
By:	/s/ Baerbel Freudenthaler
Name: Baerbel Freudenthaler
Title: Director
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

BARCLAYS BANK PLC, as a Lender
By:	/s/ David Barton
Name: David Barton
Title: Director
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

COMPASS BANK, as a Lender
By:	/s/ Jason Goetz
Name: Jason Goetz
Title: Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

BNP PARIBAS, as a Lender
By:	/s/ Mike Shryock
Name: Mike Shryock
Title: Managing Director

By:	/s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Jay Chall
Name: Jay Chall
Title: Director

By:	/s/ Rahul Parmar
Name: Rahul Parmar
Title: Associate
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender
By:	/s/ Frederick W. Laird
Name: Frederick W. Laird
Title: Managing Director

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

INTESA SANPAOLO, as a Lender
By:	/s/ Sergio Maggioni
Name: Sergio Maggioni
Title: FVP and Head of Business

By:	/s/ Glen Binder
Name: Glen Binder
Title: Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

MIZUHO CORPORATE BANK, LTD., as a Lender
By:	/s/ Leon Mo
Name: Leon Mo
Title: Senior Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

THE ROYAL BANK OF SCOTLAND PLC, as a Lender
By:	/s/ James Welch
Name: James Welch
Title: Director
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ John Mathews
Name: John Mathews
Title: Director
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

U.S. BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Blake Malia
Name: Blake Malia
Title: Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ April Varner-Nanton
Name: April Varner-Nanton
Title: Director
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

BRANCH BANKING AND TRUST COMPANY, as a Lender
By:	/s/ Mark B. Grover
Name: Mark B. Grover
Title: Senior Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ William M. Ginn
Name: William M. Ginn
Title: Managing Director
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

RBC BANK (USA), as a Lender
By:	/s/ Richard Marshall
Name: Richard Marshall
Title: Market Executive — National Division
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

THE BANK OF NEW YORK MELLON, as a Lender
By:	/s/ Paul F. Noel
Name: Paul F. Noel
Title: Managing Director
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

COBANK, ACB, as a Lender
By:	/s/ Bryan Ervin
Name: Bryan Ervin
Title: Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

COMERICA BANK, as a Lender
By:	/s/ Fatima Arshad
Name: Fatima Arshad
Title: Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

MACQUAIRE BANK LIMITED, as a Lender
By:	/s/ Stephen Bower
Name: Stephen Bower
Title: Associate Director

By:	/s/ Katie Choi
Name: Katie Choi
Title: Division Director — Macquaire Bank Limited
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Philip K. Liebscher
Name: Philip K. Liebscher
Title: Senior Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

UNION BANK, N.A., as a Lender
By:	/s/ Jeffrey Duncan
Name: Jeffrey Duncan
Title: Vice President
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Lender
By:	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Scott Umbs
Name: Scott Umbs
Title: Authorized Signatory
Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

UNICREDIT SpA, NEW YORK BRANCH, as a Lender
By:	/s/ Patricia M. Tresnan
Name: Patricia M. Tresnan
Title: Managing Director

By:	/s/ Luca Balestra
Name: Luca Balestra
Title: First Vice President

Republic Services, Inc. — Amended and Restated Credit Agreement
Signature Page

SCHEDULE 1.01(a)
ALLIED UNRESTRICTED SUBSIDIARIES
Global Indemnity Assurance Company
Saguaro National Captive Insurance Company
Allied Receivables Funding Incorporated
Browning — Ferris Industries Trans River (LP), Inc. (a/k/a BFI Trans River (LP), Inc.)
Consolidated Processing, Inc.

SCHEDULE 1.01(b)
EXCLUDED SUBSIDIARIES
Allied Waste of Ponce, Inc.
Allied Waste of Puerto Rico, Inc.
Environmental Development Corp.
Kent-Meridian Disposal Company
Roosevelt Associates
Continental Waste Industries-Gary, Inc.
Modern Mallard Energy, LLC
Prichard Landfill Corporation
Global Indemnity Assurance Company
Saguaro National Captive Insurance Company
Allied Receivables Funding Incorporated
Browning — Ferris Industries Trans River (LP), Inc. (a/k/a BFI Trans River (LP), Inc.)
Consolidated Processing, Inc.
Bom Ambiente, Ltd.
Republic Services Risk Management, Inc.
RSG Cayman Group, Inc.

SCHEDULE 1.01(c)
L/C ISSUERS
Bank of America, N.A.
JPMorgan Chase Bank, N.A.
Wells Fargo Bank National Association

SCHEDULE 2.01
COMMITMENTS AND
APPLICABLE PERCENTAGES

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$100,000,000	8.000000000%
JPMorgan Chase Bank, N.A.	$100,000,000	8.000000000%
Wells Fargo Bank, National Association	$100,000,000	8.000000000%
SunTrust Bank	$75,000,000	6.000000000%
Barclays Bank Plc	$75,000,000	6.000000000%
Compass Bank	$45,000,000	3.600000000%
BNP Paribas	$45,000,000	3.600000000%
Credit Suisse AG, Cayman Islands Branch	$45,000,000	3.600000000%
Deutsche Bank AG, New York Branch	$45,000,000	3.600000000%
Goldman Sachs Bank USA	$45,000,000	3.600000000%
Intesa SanPaolo	$45,000,000	3.600000000%
Mizuho Corporate Bank, Ltd.	$45,000,000	3.600000000%
The Royal Bank of Scotland Plc	$45,000,000	3.600000000%
The Bank of Nova Scotia	$45,000,000	3.600000000%
U.S. Bank National Association	$45,000,000	3.600000000%
UBS Loan Finance LLC	$45,000,000	3.600000000%
Branch Banking and Trust Company	$40,000,000	3.200000000%
Sumitomo Mitsui Banking Corporation	$40,000,000	3.200000000%
RBC Bank (USA)	$30,000,000	2.400000000%
The Bank of New York Mellon	$25,000,000	2.000000000%
CoBank, ACB	$25,000,000	2.000000000%
Comerica Bank	$25,000,000	2.000000000%
Macquaire Bank Limited	$25,000,000	2.000000000%
PNC Bank, National Association	$25,000,000	2.000000000%
Union Bank, N.A.	$25,000,000	2.000000000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$15,000,000	1.200000000%
Royal Bank of Canada	$15,000,000	1.200000000%
UniCredit SpA, New York Branch	$15,000,000	1.200000000%

Total	$1,250,000,000	100.000000000%

SCHEDULE 2.03
EXISTING LETTERS OF CREDIT
See attached.

Republic Services, Inc.
L/Cs issued by Bank of America, N.A.
As of April 11, 2011

		Issue
Type	LOC #	Date	Exp Date	Applicant Name	Beneficiary Name	Curr	Liability US$
SBYPER	1396754	4/1/2005	6/1/2011	WEST COUNTY LANDFILL	DEPT. OF TOXIC SUBST	USD	$31,197,586.00
SBYPER	1396756	4/1/2005	12/1/2011	REPUBLIC SERVICES IN	BOM AMBIENTE	USD	$12,500,000.00
SBYFIN	3029662	9/28/2000	9/28/2011	REPUBLIC SERVICES IN	THE BANK OF NEW YORK	USD	$5,579,110.00
SBYFIN	3035419	4/27/2001	4/27/2011	REPUBLIC SERVICES IN	THE BANK OF NEW YORK	USD	$3,540,274.00
SBYFIN	3035420	4/27/2001	4/27/2011	REPUBLIC SERVICES IN	THE BANK OF NEW YORK	USD	$4,046,028.00
SBYFIN	3039209	8/1/2001	12/1/2011	REPUBLIC SERVICES IN	BNY WESTERN TRUST CO	USD	$3,891,928.47
SBYFIN	3040182	9/6/2001	12/1/2011	REPUBLIC SERVICES IN	THE BANK OF NEW YORK	USD	$10,115,069.00
SBYPER	64039402	4/1/2005	4/6/2012	REPUBLIC SERVICES IN	OHIO ENVIRONMENTAL P	USD	$21,721,157.00
SBYPER	64039406	4/11/2005	10/1/2011	REPUBLIC WASTE SERVI	CITY OF ARLINGTON, T	USD	$11,447,855.00
SBYPER	64039409	4/28/2005	4/27/2011	HONEYGO RUN RECLAMAT	BALTIMORE COUNTY, MA	USD	$30,000.00
SBYPER	64039410	4/28/2005	4/27/2011	HONEYGO RUN RECLAMAT	BALTIMORE COUNTY, MA	USD	$1,000,000.00
SBYPER	64039411	4/28/2005	4/27/2011	HONEYGO RUN RECLAMAT	MARYLAND DEPARTMENT	USD	$57,500.00
SBYFIN	64039413	7/14/2008	6/17/2011	REPUBLIC SERVICES IN	ZURICH AMERICAN INSU	USD	$56,200,000.00
SBYFIN	64039416	7/18/2008	6/17/2011	REPUBLIC SERVICES IN	WISCONSIN DEPT NATUR	USD	$4,005,503.70
SBYPER	64039417	11/18/2008	11/11/2011	REPUBLIC SERVICES IN	LOUISVILLE-JEFFERSON	USD	$5,000.00
SBYPER	64039418	1/9/2009	1/9/2012	CONSOLIDATED DISPOSA	CITY OF SANTA CLARIT	USD	$20,000.00
SBYFIN	64039420	1/22/2009	1/20/2012	REPUBLIC SERVICES IN	STATE OF WISCONSIN	USD	$8,952,268.00
SBYPER	64039423	2/5/2010	2/5/2012	HONEYGO RUN RECLAMAT	BALTIMORE COUNTY, MA	USD	$76,119.00
SBYPER	64039424	2/5/2010	2/5/2012	HONEYGO RUN RECLAMAT	BALTIMORE COUNTY, MA	USD	$13,670.00
SBYPER	64039425	2/5/2010	2/5/2012	HONEYGO RUN RECLAMAT	BALTIMORE COUNTY, MA	USD	$30,000.00
SBYFIN	64039426	8/4/2010	7/31/2011	CONSOLIDATED DISPOSA	CITY OF HAWTHORNE	USD	$24,358.00
SBYFIN	68028571	9/2/2008	9/2/2011	REPUBLIC SERVICES IN	UNION BANK OF CALIFO	USD	$13,149,590.00
SBYFIN	68028572	9/2/2008	9/2/2011	REPUBLIC SERVICES IN	UNION BANK OF CALIFO	USD	$30,345,206.00

					TOTAL		$217,948,222.17

L/Cs issued by JPMorgan Chase Bank, N.A.

JPM
Reference	Liab Outstanding	Expiry / Maturity
Number	Amount	Date	Beneficiary
S-689575	$18,254,466.00	OCT 01, 2011	WELLS FARGO BANK, NATIONAL
S-635288	$400,000.00	APR 23, 2012	HARTFORD FIRE INSURANCE COMPANY
S-635297	$10,000.00	FEB 04, 2012	STAFFORD COUNTY VIRGINIA
S-635307	$5,000.00	DEC 21, 2011	CITY OF CHICAGO
S-635309	$10,000.00	MAR 01, 2012	PENNSYLVANIA DEPT OF ENVIRONMENTAL
S-635311	$27,410,000.00	AUG 16, 2011	ACE USA
S-635314	$8,392,233.00	APR 08, 2012	THE AMERICAN HOME ASSURANCE CO
S-799991	$30,345,206.00	SEP 16, 2011	WELLS FARGO BANK, NATIONAL

Letters of Credit issued by Wells Fargo Bank, National Association

	Issue
LOC #	Date	Exp Date	Applicant Name	Beneficiary Name	Curr	Liability US$
SM422691W	2001.10.10	2011.0.06	Browning Ferris Indus.	Georgia Self Ins. Guaranty Fund	US$	$175,000.00
644184	2009.08.03	2011.08.16	Republic Services Inc	U.S. Bank National Association	US$	$5,903,288.00
645633	2009.09.02	2011.09.16	Republic Services Inc	U.S. Bank National Association	US$	$24,191,233.00
645635	2009.09.02	2011.09.16	Republic Services Inc	U.S. Bank National Association	US$	$21,091,096.00

SCHEDULE 5.07
ERISA MATTERS
None.

SCHEDULE 5.12
ENVIRONMENTAL
None.

SCHEDULE 5.16
SUBSIDIARIES AND MINORITY INTERESTS
623 LANDFILL, INC.
A D A J CORPORATION
AGRICULTURAL ACQUISITIONS, LLC
ARC DISPOSAL COMPANY, INC.
ARIANA, LLC
ATLAS TRANSPORT, INC.
BARKER BROTHERS WASTE, INCORPORATED
BAY COLLECTION SERVICES, INC.
BAY ENVIRONMENTAL MANAGEMENT, INC.
BAY LANDFILLS, INC.
BAY LEASING COMPANY, INC.
BERKELEY SANITARY SERVICE, INC.
BLT ENTERPRISES OF OXNARD, INC.
CALVERT TRASH SYSTEMS, INCORPORATED
CENTRAL VIRGINIA PROPERTIES, LLC
COMPACTOR RENTAL SYSTEMS OF DELAWARE, INC.
CONSOLIDATED DISPOSAL SERVICE, L.L.C.
CONTINENTAL WASTE INDUSTRIES, L.L.C.
CROCKETT SANITARY SERVICE, INC.
CWI OF ILLINOIS, INC.
CWI OF MISSOURI, INC.
ENVIROCYCLE, INC.
FLL, INC.
GOLDEN BEAR TRANSFER SERVICES, INC.
HONEYGO RUN RECLAMATION CENTER, INC.
McCUSKER RECYCLING, INC.
NORTHWEST TENNESSEE DISPOSAL CORPORATION
OCEANSIDE WASTE & RECYCLING SERVICES
OHIO REPUBLIC CONTRACTS, II, INC.
OHIO REPUBLIC CONTRACTS, INC.
PERDOMO & SONS, INC.
RELIABLE DISPOSAL, INC.
REPUBLIC DUMPCO, INC.
REPUBLIC ENVIRONMENTAL TECHNOLOGIES, INC.
REPUBLIC OHIO CONTRACTS, LLC
REPUBLIC SERVICES AVIATION, INC.
REPUBLIC SERVICES ENVIRONMENTAL, LLC
REPUBLIC SERVICES FINANCIAL LP, INC.
REPUBLIC SERVICES FINANCIAL, LIMITED PARTNERSHIP
REPUBLIC SERVICES GROUP, LLC
REPUBLIC SERVICES HOLDING COMPANY, INC.

REPUBLIC SERVICES OF ARIZONA HAULING, LLC
REPUBLIC SERVICES OF CALIFORNIA HOLDING COMPANY, INC.
REPUBLIC SERVICES OF CALIFORNIA II, LLC
REPUBLIC SERVICES OF COLORADO HAULING, LLC
REPUBLIC SERVICES OF COLORADO I, LLC
REPUBLIC SERVICES OF FLORIDA GP, INC.
REPUBLIC SERVICES OF FLORIDA LP, INC.
REPUBLIC SERVICES OF FLORIDA, LIMITED PARTNERSHIP
REPUBLIC SERVICES OF GEORGIA GP, LLC
REPUBLIC SERVICES OF GEORGIA LP, LLC
REPUBLIC SERVICES OF GEORGIA, LIMITED PARTNERSHIP
REPUBLIC SERVICES OF INDIANA LP, INC.
REPUBLIC SERVICES OF INDIANA TRANSPORTATION, LLC
REPUBLIC SERVICES OF INDIANA, LIMITED PARTNERSHIP
REPUBLIC SERVICES OF KENTUCKY, LLC
REPUBLIC SERVICES OF MICHIGAN HAULING, LLC
REPUBLIC SERVICES OF MICHIGAN HOLDING COMPANY, INC.
REPUBLIC SERVICES OF MICHIGAN I, LLC
REPUBLIC SERVICES OF MICHIGAN II, LLC
REPUBLIC SERVICES OF MICHIGAN III, LLC
REPUBLIC SERVICES OF MICHIGAN IV, LLC
REPUBLIC SERVICES OF MICHIGAN V, LLC
REPUBLIC SERVICES OF NEW JERSEY, LLC
REPUBLIC SERVICES OF NORTH CAROLINA, LLC
REPUBLIC SERVICES OF OHIO HAULING, LLC
REPUBLIC SERVICES OF OHIO I, LLC
REPUBLIC SERVICES OF OHIO II, LLC
REPUBLIC SERVICES OF OHIO III, LLC
REPUBLIC SERVICES OF OHIO IV, LLC
REPUBLIC SERVICES OF PENNSYLVANIA, LLC
REPUBLIC SERVICES OF SOUTH CAROLINA, LLC
REPUBLIC SERVICES OF SOUTHERN CALIFORNIA, LLC
REPUBLIC SERVICES OF VIRGINIA, LLC
REPUBLIC SERVICES OF WISCONSIN GP, LLC
REPUBLIC SERVICES OF WISCONSIN LP, LLC
REPUBLIC SERVICES OF WISCONSIN, LIMITED PARTNERSHIP
REPUBLIC SERVICES REAL ESTATE HOLDING, INC.
REPUBLIC SERVICES VASCO ROAD, LLC
REPUBLIC SILVER STATE DISPOSAL, INC.
REPUBLIC WASTE SERVICES OF SOUTHERN CALIFORNIA, LLC
REPUBLIC WASTE SERVICES OF TEXAS GP, INC.
REPUBLIC WASTE SERVICES OF TEXAS LP, INC.
REPUBLIC WASTE SERVICES OF TEXAS, LTD.
RI/ALAMEDA CORP.
RICHMOND SANITARY SERVICE, INC.
RITM, LLC

RUBBISH CONTROL, L.L.C.
RWS TRANSPORT, L.P.
SANDY HOLLOW LANDFILL CORP.
SCHOFIELD CORPORATION OF ORLANDO
SOLANO GARBAGE COMPANY
SOUTHERN ILLINOIS REGIONAL LANDFILL, INC.
TAY-BAN CORPORATION
TRI-COUNTY REFUSE SERVICE, INC.
WAYNE DEVELOPERS, LLC
WEST CONTRA COSTA ENERGY RECOVERY COMPANY
WEST CONTRA COSTA SANITARY LANDFILL, INC.
WEST COUNTY LANDFILL, INC.
WEST COUNTY RESOURCE RECOVERY, INC.
ZAKAROFF SERVICES

ABILENE LANDFILL TX, LP
ACTION DISPOSAL, INC.
ADA COUNTY DEVELOPMENT COMPANY, INC.
ADRIAN LANDFILL, INC.
ADS OF ILLINOIS, INC.
ADS, INC.
AGRI-TECH, INC. OF OREGON
ALABAMA RECYCLING SERVICES, INC.
ALBANY-LEBANON SANITATION, INC.
ALLIED ACQUISITION PENNSYLVANIA, INC.
ALLIED ACQUISITION TWO, INC.
ALLIED ENVIROENGINEERING, INC.
ALLIED GAS RECOVERY SYSTEMS, L.L.C.
ALLIED GREEN POWER, INC.
ALLIED NOVA SCOTIA, INC.
ALLIED SERVICES, LLC
ALLIED TRANSFER SYSTEMS OF NEW JERSEY, LLC
ALLIED WASTE ALABAMA, INC.
ALLIED WASTE COMPANY, INC.
ALLIED WASTE ENVIRONMENTAL MANAGEMENT GROUP, LLC
ALLIED WASTE HAULING OF GEORGIA, INC.
ALLIED WASTE HOLDINGS (CANADA) LTD.
ALLIED WASTE INDUSTRIES (ARIZONA), INC.
ALLIED WASTE INDUSTRIES (NEW MEXICO), INC.
ALLIED WASTE INDUSTRIES (SOUTHWEST), INC.
ALLIED WASTE INDUSTRIES OF GEORGIA, INC.
ALLIED WASTE INDUSTRIES OF ILLINOIS, INC.
ALLIED WASTE INDUSTRIES OF NORTHWEST INDIANA, INC.
ALLIED WASTE INDUSTRIES OF TENNESSEE, INC.
ALLIED WASTE INDUSTRIES, INC.
ALLIED WASTE LANDFILL HOLDINGS, INC.
ALLIED WASTE NIAGARA FALLS LANDFILL, LLC
ALLIED WASTE NORTH AMERICA, INC.
ALLIED WASTE OF CALIFORNIA, INC.
ALLIED WASTE OF LONG ISLAND, INC.
ALLIED WASTE OF NEW JERSEY, INC.
ALLIED WASTE OF NEW JERSEY-NEW YORK, LLC
ALLIED WASTE RECYCLING SERVICES OF NEW HAMPSHIRE, LLC
ALLIED WASTE RURAL SANITATION, INC.
ALLIED WASTE SERVICES OF COLORADO, INC.
ALLIED WASTE SERVICES OF MASSACHUSETTS, LLC
ALLIED WASTE SERVICES OF NORTH AMERICA, LLC
ALLIED WASTE SERVICES OF PAGE, INC.
ALLIED WASTE SERVICES OF STILLWATER, INC.
ALLIED WASTE SYCAMORE LANDFILL, LLC

ALLIED WASTE SYSTEMS HOLDINGS, INC.
ALLIED WASTE SYSTEMS OF ARIZONA, LLC
ALLIED WASTE SYSTEMS OF COLORADO, LLC
ALLIED WASTE SYSTEMS OF INDIANA, LLC
ALLIED WASTE SYSTEMS OF MICHIGAN, LLC
ALLIED WASTE SYSTEMS OF MONTANA, LLC
ALLIED WASTE SYSTEMS OF NEW JERSEY, LLC
ALLIED WASTE SYSTEMS OF NORTH CAROLINA, LLC
ALLIED WASTE SYSTEMS OF PENNSYLVANIA, LLC
ALLIED WASTE SYSTEMS, INC.
ALLIED WASTE TRANSFER SERVICES OF ARIZONA, LLC
ALLIED WASTE TRANSFER SERVICES OF CALIFORNIA, LLC
ALLIED WASTE TRANSFER SERVICES OF FLORIDA, LLC
ALLIED WASTE TRANSFER SERVICES OF IOWA, LLC
ALLIED WASTE TRANSFER SERVICES OF LIMA, LLC
ALLIED WASTE TRANSFER SERVICES OF NEW YORK, LLC
ALLIED WASTE TRANSFER SERVICES OF NORTH CAROLINA, LLC
ALLIED WASTE TRANSFER SERVICES OF OREGON, LLC
ALLIED WASTE TRANSFER SERVICES OF RHODE ISLAND, LLC
ALLIED WASTE TRANSFER SERVICES OF UTAH, INC.
ALLIED WASTE TRANSPORTATION, INC.
AMERICAN DISPOSAL SERVICES OF ILLINOIS, INC.
AMERICAN DISPOSAL SERVICES OF KANSAS, INC.
AMERICAN DISPOSAL SERVICES OF MISSOURI, INC.
AMERICAN DISPOSAL SERVICES OF NEW JERSEY, INC.
AMERICAN DISPOSAL SERVICES OF WEST VIRGINIA, INC.
AMERICAN DISPOSAL SERVICES, INC.
AMERICAN DISPOSAL TRANSFER SERVICES OF ILLINOIS, INC.
AMERICAN MATERIALS RECYCLING CORP.
AMERICAN SANITATION, INC.
AMERICAN TRANSFER COMPANY, INC.
ANSON COUNTY LANDFILL NC, LLC
APACHE JUNCTION LANDFILL CORPORATION
AREA DISPOSAL, INC.
ATLANTIC WASTE HOLDING COMPANY, INC.
ATTWOODS OF NORTH AMERICA, INC.
AUTAUGA COUNTY LANDFILL, LLC
AUTOMATED MODULAR SYSTEMS, INC.
AUTOSHRED, INC.
AWIN LEASING COMPANY, INC.
AWIN LEASING II, LLC
AWIN MANAGEMENT, INC.
BBCO, INC.
BELLEVILLE LANDFILL, INC.
BENSON VALLEY LANDFILL GENERAL PARTNERSHIP
BENTON COUNTY DEVELOPMENT COMPANY

BFGSI, L.L.C.
BFI ATLANTIC, INC.
BFI ENERGY SYSTEMS OF ALBANY, INC.
BFI ENERGY SYSTEMS OF DELAWARE COUNTY, INC.
BFI ENERGY SYSTEMS OF ESSEX COUNTY, INC.
BFI ENERGY SYSTEMS OF HEMPSTEAD, INC.
BFI ENERGY SYSTEMS OF NIAGARA II, INC.
BFI ENERGY SYSTEMS OF NIAGARA, INC.
BFI ENERGY SYSTEMS OF SEMASS, INC.
BFI ENERGY SYSTEMS OF SOUTHEASTERN CONNECTICUT, INC.
BFI ENERGY SYSTEMS OF SOUTHEASTERN CONNECTICUT, LIMITED PARTNERSHIP
BFI REF-FUEL, INC.
BFI TRANS RIVER (GP), INC.
BFI TRANSFER SYSTEMS OF ALABAMA, LLC
BFI TRANSFER SYSTEMS OF DC, LLC
BFI TRANSFER SYSTEMS OF GEORGIA, LLC
BFI TRANSFER SYSTEMS OF MARYLAND, LLC
BFI TRANSFER SYSTEMS OF MASSACHUSETTS, LLC
BFI TRANSFER SYSTEMS OF MISSISSIPPI, LLC
BFI TRANSFER SYSTEMS OF NEW JERSEY, INC.
BFI TRANSFER SYSTEMS OF PENNSYLVANIA, LLC
BFI TRANSFER SYSTEMS OF TEXAS, LP
BFI TRANSFER SYSTEMS OF VIRGINIA, LLC
BFI WASTE SERVICES OF INDIANA, LP
BFI WASTE SERVICES OF PENNSYLVANIA, LLC
BFI WASTE SERVICES OF TENNESSEE, LLC
BFI WASTE SERVICES OF TEXAS, LP
BFI WASTE SERVICES, LLC
BFI WASTE SYSTEMS OF ALABAMA, LLC
BFI WASTE SYSTEMS OF ARKANSAS, LLC
BFI WASTE SYSTEMS OF GEORGIA, LLC
BFI WASTE SYSTEMS OF INDIANA, LP
BFI WASTE SYSTEMS OF KENTUCKY, LLC
BFI WASTE SYSTEMS OF LOUISIANA, LLC
BFI WASTE SYSTEMS OF MASSACHUSETTS, LLC
BFI WASTE SYSTEMS OF MISSISSIPPI, LLC
BFI WASTE SYSTEMS OF MISSOURI, LLC
BFI WASTE SYSTEMS OF NEW JERSEY, INC.
BFI WASTE SYSTEMS OF NORTH AMERICA, LLC
BFI WASTE SYSTEMS OF NORTH CAROLINA, LLC
BFI WASTE SYSTEMS OF OKLAHOMA, LLC
BFI WASTE SYSTEMS OF SOUTH CAROLINA, LLC
BFI WASTE SYSTEMS OF TENNESSEE, LLC
BFI WASTE SYSTEMS OF VIRGINIA, LLC
BIO-MED OF OREGON, INC.

BLUE RIDGE LANDFILL GENERAL PARTNERSHIP
BLUE RIDGE LANDFILL TX, LP
BOND COUNTY LANDFILL, INC.
BORREGO LANDFILL, INC.
BORROW PIT CORP.
BRENHAM TOTAL ROLL-OFFS, LP
BRICKYARD DISPOSAL & RECYCLING, INC.
BRIDGETON LANDFILL, LLC
BRIDGETON TRANSFER STATION, LLC
BROWNING-FERRIS INDUSTRIES CHEMICAL SERVICES, INC.
BROWNING-FERRIS INDUSTRIES OF CALIFORNIA, INC.
BROWNING-FERRIS INDUSTRIES OF FLORIDA, INC.
BROWNING-FERRIS INDUSTRIES OF ILLINOIS, INC.
BROWNING-FERRIS INDUSTRIES OF NEW JERSEY, INC.
BROWNING-FERRIS INDUSTRIES OF NEW YORK, INC.
BROWNING-FERRIS INDUSTRIES OF OHIO, INC.
BROWNING-FERRIS INDUSTRIES OF TENNESSEE, INC.
BROWNING-FERRIS INDUSTRIES, INC.
BROWNING-FERRIS INDUSTRIES, LLC
BROWNING-FERRIS SERVICES, INC.
BROWNING-FERRIS, INC.
BRUNSWICK WASTE MANAGEMENT FACILITY, LLC
BUNTING TRASH SERVICE, INC.
BUTLER COUNTY LANDFILL, LLC
C & C EXPANDED SANITARY LANDFILL, LLC
CACTUS WASTE SYSTEMS, LLC
CAMELOT LANDFILL TX, LP
CAPITOL RECYCLING AND DISPOSAL, INC.
CARBON LIMESTONE LANDFILL, LLC
CC LANDFILL, INC.
CECOS INTERNATIONAL, INC.
CEFE LANDFILL TX, LP
CELINA LANDFILL, INC.
CENTRAL ARIZONA TRANSFER, INC.
CENTRAL SANITARY LANDFILL, INC.
CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS
CHEROKEE RUN LANDFILL, INC.
CHILTON LANDFILL, LLC
CITIZENS DISPOSAL, INC.
CITY-STAR SERVICES, INC.
CLARKSTON DISPOSAL, INC.
CLINTON COUNTY LANDFILL PARTNERSHIP
COCOPAH LANDFILL, INC.
COPPER MOUNTAIN LANDFILL, INC.
CORVALLIS DISPOSAL CO.
COUNTY DISPOSAL (OHIO), INC.

COUNTY DISPOSAL, INC.
COUNTY ENVIRONMENTAL LANDFILL, LLC
COUNTY LAND DEVELOPMENT LANDFILL, LLC
COUNTY LANDFILL, INC.
COUNTY LINE LANDFILL PARTNERSHIP
COURTNEY RIDGE LANDFILL, LLC
CRESCENT ACRES LANDFILL, LLC
CROW LANDFILL TX, L.P.
CUMBERLAND COUNTY DEVELOPMENT COMPANY, LLC
D & L DISPOSAL L.L.C.
DALLAS DISPOSAL CO.
DELTA CONTAINER CORPORATION
DELTA DADE RECYCLING CORP.
DELTA PAPER STOCK, CO.
DELTA RESOURCES CORP.
DELTA SITE DEVELOPMENT CORP.
DELTA WASTE CORP.
DEMPSEY WASTE SYSTEMS II, INC.
DENVER RL NORTH, INC.
DESARROLLO DEL RANCHO LA GLORIA TX, LP
DINVERNO, INC.
DTC MANAGEMENT, INC.
E LEASING COMPANY, LLC
EAGLE INDUSTRIES LEASING, INC.
EAST CHICAGO COMPOST FACILITY, INC.
ECDC ENVIRONMENTAL OF HUMBOLDT COUNTY, INC.
ECDC ENVIRONMENTAL, L.C.
ECDC HOLDINGS, INC.
EL CENTRO LANDFILL, L.P.
ELDER CREEK TRANSFER & RECOVERY, INC.
ELLIS COUNTY LANDFILL TX, LP
ELLIS SCOTT LANDFILL MO, LLC
ENVIRONMENTAL DEVELOPMENT CORP. [DE]
ENVIRONMENTAL RECLAMATION COMPANY
ENVIRONTECH, INC.
ENVOTECH-ILLINOIS L.L.C.
EVERGREEN SCAVENGER SERVICE, INC.
EVERGREEN SCAVENGER SERVICE, L.L.C.
F. P. McNAMARA RUBBISH REMOVAL, INC.
FLINT HILL ROAD, LLC
FOREST VIEW LANDFILL, LLC
FORT WORTH LANDFILL TX, LP
FORWARD, INC.
FRED BARBARA TRUCKING CO., INC.
FRONTIER WASTE SERVICES (COLORADO), LLC
FRONTIER WASTE SERVICES (UTAH), LLC

FRONTIER WASTE SERVICES OF LOUISIANA L.L.C.
FRONTIER WASTE SERVICES, L.P.
G. VAN DYKEN DISPOSAL INC.
GALVESTON COUNTY LANDFILL TX, LP
GATEWAY LANDFILL, LLC
GEK, INC.
GENERAL REFUSE ROLLOFF CORP.
GENERAL REFUSE SERVICE OF OHIO, L.L.C.
GEORGIA RECYCLING SERVICES, INC.
GILES ROAD LANDFILL TX, LP
GOLDEN TRIANGLE LANDFILL TX, LP
GOLDEN WASTE DISPOSAL, INC.
GRANTS PASS SANITATION, INC.
GREAT LAKES DISPOSAL SERVICE, INC.
GREAT PLAINS LANDFILL OK, LLC
GREEN VALLEY LANDFILL GENERAL PARTNERSHIP
GREENRIDGE RECLAMATION, LLC
GREENRIDGE WASTE SERVICES, LLC
GREENWOOD LANDFILL TX, LP
GULF WEST LANDFILL TX, LP
GULFCOAST WASTE SERVICE, INC.
HANCOCK COUNTY DEVELOPMENT COMPANY, LLC
HARLAND’S SANITARY LANDFILL, INC.
HARRISON COUNTY LANDFILL, LLC
ILLIANA DISPOSAL PARTNERSHIP
ILLINOIS LANDFILL, INC.
ILLINOIS RECYCLING SERVICES, INC.
ILLINOIS VALLEY RECYCLING, INC.
IMPERIAL LANDFILL, INC.
INDEPENDENT TRUCKING COMPANY
INGRUM WASTE DISPOSAL, INC.
INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA
ISLAND WASTE SERVICES LTD.
ITASCA LANDFILL TX, LP
JACKSON COUNTY LANDFILL, LLC
JASPER COUNTY DEVELOPMENT COMPANY PARTNERSHIP
JEFFERSON CITY LANDFILL, LLC
JEFFERSON PARISH DEVELOPMENT COMPANY, LLC
JETTER DISPOSAL, INC.
KANDEL ENTERPRISES, LLC
KANKAKEE QUARRY, INC.
KELLER CANYON LANDFILL COMPANY
KELLER DROP BOX, INC.
KERRVILLE LANDFILL TX, LP
KEY WASTE INDIANA PARTNERSHIP
LA CAÑADA DISPOSAL COMPANY, INC.

LAKE COUNTY C & D DEVELOPMENT PARTNERSHIP
LAKE NORMAN LANDFILL, INC.
LANDCOMP CORPORATION
LATHROP SUNRISE SANITATION CORPORATION
LEE COUNTY LANDFILL SC, LLC
LEE COUNTY LANDFILL, INC.
LEMONS LANDFILL, LLC
LEWISVILLE LANDFILL TX, LP
LIBERTY WASTE HOLDINGS, INC.
LIBERTY WASTE SERVICES LIMITED, L.L.C.
LIBERTY WASTE SERVICES OF ILLINOIS, L.L.C.
LIBERTY WASTE SERVICES OF McCOOK, L.L.C.
LITTLE CREEK LANDING, LLC
LOCAL SANITATION OF ROWAN COUNTY, L.L.C.
LOOP RECYCLING, INC.
LOOP TRANSFER, INCORPORATED
LORAIN COUNTY LANDFILL, LLC
LOUIS PINTO & SON, INC., SANITATION CONTRACTORS
LUCAS COUNTY LAND DEVELOPMENT, INC.
LUCAS COUNTY LANDFILL, LLC
MADISON COUNTY DEVELOPMENT, LLC
MANUMIT OF FLORIDA, INC.
MARS ROAD TX, LP
McCARTY ROAD LANDFILL TX, LP
McINNIS WASTE SYSTEMS, INC.
MENANDS ENVIRONMENTAL SOLUTIONS, LLC
MESA DISPOSAL, INC.
MESQUITE LANDFILL TX, LP
MEXIA LANDFILL TX, LP
MIDWAY DEVELOPMENT COMPANY, INC.
MISSISSIPPI WASTE PAPER COMPANY
MISSOURI CITY LANDFILL, LLC
MOREHEAD LANDFILL GENERAL PARTNERSHIP
MOUNTAIN HOME DISPOSAL, INC.
N LEASING COMPANY, LLC
NATIONSWASTE CATAWBA REGIONAL LANDFILL, INC.
NATIONSWASTE, INC.
NCORP, INC.
NEW MORGAN LANDFILL COMPANY, INC.
NEW YORK WASTE SERVICES, LLC
NEWCO WASTE SYSTEMS OF NEW JERSEY, INC.
NEWTON COUNTY LANDFILL PARTNERSHIP
NOBLE ROAD LANDFILL, INC.
NORTHEAST LANDFILL, LLC
NORTHLAKE TRANSFER, INC.
OAKLAND HEIGHTS DEVELOPMENT, INC.

OBSCURITY LAND DEVELOPMENT, LLC
OKLAHOMA CITY LANDFILL, L.L.C.
OSCAR’S COLLECTION SYSTEM OF FREMONT, INC.
OTAY LANDFILL, INC.
OTTAWA COUNTY LANDFILL, INC.
PACKERTON LAND COMPANY, L.L.C.
PALOMAR TRANSFER STATION, INC.
PANAMA ROAD LANDFILL, TX, L.P.
PELTIER REAL ESTATE COMPANY
PINAL COUNTY LANDFILL CORP.
PINE HILL FARMS LANDFILL TX, LP
PINECREST LANDFILL OK, LLC
PITTSBURG COUNTY LANDFILL, INC.
PLEASANT OAKS LANDFILL TX, LP
POLK COUNTY LANDFILL, LLC
PORT CLINTON LANDFILL, INC.
PORTABLE STORAGE CO.
PREBLE COUNTY LANDFILL, INC.
PRICE & SONS RECYCLING COMPANY
PRINCE GEORGE’S COUNTY LANDFILL, LLC
R.C. MILLER ENTERPRISES, INC.
R.C. MILLER REFUSE SERVICE INC.
RABANCO COMPANIES
RABANCO RECYCLING, INC.
RABANCO, LTD.
RAMONA LANDFILL, INC.
RCS, INC.
RESOURCE RECOVERY, INC.
RIO GRANDE VALLEY LANDFILL TX, LP
RISK SERVICES, INC.
ROCK ROAD INDUSTRIES, INC.
ROSS BROS. WASTE & RECYCLING CO.
ROSSMAN SANITARY SERVICE, INC.
ROXANA LANDFILL, INC.
ROYAL HOLDINGS, INC.
ROYAL OAKS LANDFILL TX, LP
S & S RECYCLING, INC.
S LEASING COMPANY, LLC
SALINE COUNTY LANDFILL, INC.
SAN DIEGO LANDFILL SYSTEMS, LLC
SAN MARCOS NCRRF, INC.
SAND VALLEY HOLDINGS, L.L.C.
SANGAMON VALLEY LANDFILL, INC.
SANITARY DISPOSAL SERVICE, INC.
SAUK TRAIL DEVELOPMENT, INC.
SHOW-ME LANDFILL, LLC

SHRED — ALL RECYCLING SYSTEMS, INC.
SOURCE RECYCLING, INC.
SOUTH CENTRAL TEXAS LAND CO. TX, LP
SOUTHEAST LANDFILL, LLC
SOUTHWEST LANDFILL TX, LP
SPRINGFIELD ENVIRONMENTAL GENERAL PARTNERSHIP
ST. BERNARD PARISH DEVELOPMENT COMPANY, LLC
ST. JOSEPH LANDFILL, LLC
STANDARD DISPOSAL SERVICES, INC.
STANDARD ENVIRONMENTAL SERVICES, INC.
STANDARD WASTE, INC.
STREATOR AREA LANDFILL, INC.
SUBURBAN TRANSFER, INC.
SUBURBAN WAREHOUSE, INC.
SUMMIT WASTE SYSTEMS, INC.
SUNRISE SANITATION SERVICE, INC.
SUNSET DISPOSAL SERVICE, INC.
SUNSET DISPOSAL, INC.
SYCAMORE LANDFILL, INC.
TATE’S TRANSFER SYSTEMS, INC.
TAYLOR RIDGE LANDFILL, INC.
TENNESSEE UNION COUNTY LANDFILL, INC.
TESSMAN ROAD LANDFILL TX, LP
THE ECOLOGY GROUP, INC.
THOMAS DISPOSAL SERVICE, INC.
TIPPECANOE COUNTY WASTE SERVICES PARTNERSHIP
TOM LUCIANO’S DISPOSAL SERVICE, INC.
TOTAL ROLL-OFFS, L.L.C.
TOTAL SOLID WASTE RECYCLERS, INC.
TRICIL (N.Y.), INC.
TRI-STATE RECYCLING SERVICES, INC.
TRI-STATE REFUSE CORPORATION
TURKEY CREEK LANDFILL TX, LP
UNITED DISPOSAL SERVICE, INC.
UPPER ROCK ISLAND COUNTY LANDFILL, INC.
VALLEY LANDFILLS, INC.
VICTORIA LANDFILL TX, LP
VINING DISPOSAL SERVICE, INC.
WARRICK COUNTY DEVELOPMENT COMPANY
WASATCH REGIONAL LANDFILL, INC.
WASTE CONTROL SYSTEMS, INC.
WASTE SERVICES OF NEW YORK, INC.
WASTEHAUL, INC.
WAYNE COUNTY LAND DEVELOPMENT, LLC
WAYNE COUNTY LANDFILL IL, INC.
WDTR, INC.

WEBSTER PARISH LANDFILL, L.L.C.
WHISPERING PINES LANDFILL TX, LP
WILLAMETTE RESOURCES, INC.
WILLIAMS COUNTY LANDFILL INC.
WILLOW RIDGE LANDFILL, LLC
WJR ENVIRONMENTAL, INC.
WOODLAKE SANITARY SERVICE, INC.

SCHEDULE 7.02
EXISTING LIENS
1.	Deed of Trust and Fixture Filing, made as of October 1, 2006, by Allied Waste Transfer Services of California, LLC in favor of First American Title Insurance Company and Saguaro National Captive Insurance Company (“Saguaro”), with regard to real property in the County of Los Angeles, securing the Promissory Note, dated October 1, 2006 by Awin Management, Inc. payable to Saguaro.

2.	Indemnity Deed of Trust and Fixture Filing, made as of October 1,2006, by Browning-Ferris, Inc. in favor of First American Title Insurance Company and Saguaro, with regard to real property in the County of Baltimore, securing the Promissory Note dated October 1, 2006 by Awin Management, Inc. payable to Saguaro.

3.	Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, effective as of June 1, 2004, by Browning-Ferris Industries of Ohio, Inc. in favor of Saguaro, with regard to real property in Mahoning County, Ohio, securing the Promissory Note dated June 1, 2004 by Awin Management, Inc. to Saguaro.

4.	Trust Deed, made on June 1, 2003, by Valley Landfills, Inc. in favor of Saguaro, with regard to real property in Benton County, Oregon, securing the Promissory Note dated June 1, 2003 by Valley Landfills, Inc. to Saguaro.

5.	Deed of Trust Assignment of Leases and Rents, Security Agreement and Fixture Filing, made as of June 1, 2002, by BFI Waste Systems of North America, Inc. in favor of Dean Z. Pamphilis, as Trustee, and Saguaro, with regard to real property located in Hidalgo County, Texas, securing the Promissory Note dated June 1, 2002 by Awin Management, Inc. to Saguaro.

6.	Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Filing made as of November 1, 2008 with respect to real property known as 920 East 132nd Street, Bronx, New York, Tax Parcel ID numbers 02583-00050, 02583-00062 and 02596-00060.

7.	Existing Liens in favor of Saguaro related to real estate subject to sale-leaseback arrangements.
The Liens in items 1 through 7 above are referred to as the “Saguaro Liens.”

SCHEDULE 7.05(b)
PERMITTED RMI INVESTMENTS
Investments by the Borrower and its Subsidiaries in the RMI Subsidiaries consisting of: (i) investments in the RMI Subsidiaries existing on the date hereof (including promissory notes of the Borrower and/or its Subsidiaries held by the RMI Subsidiaries); (ii) loans and advances of funds by the Borrower and its Subsidiaries to the RMI Subsidiaries at such times and in such amounts as are necessary to provide for the payment by the RMI Subsidiaries of Assumed RMI Liabilities (defined below) and non-material general and administrative expenses, in each case, when and as they become due and payable; and (iii) the purchase by the Borrower and its Subsidiaries of existing minority equity interests in the RMI Subsidiaries pursuant to put and call arrangements existing on the date hereof (which put and call arrangements may be extended as may be determined by the Borrower or its Subsidiaries in connection with settlement negotiations in respect thereof). For purposes of this Schedule 7.05(b), “Assumed RMI Liabilities” means the insurance, capping closure, post-closure, environmental and related liabilities, including clean-up and remediation liabilities, that were assumed by the RMI Subsidiaries from the Borrower or any of its Subsidiaries prior to the date hereof.

SCHEDULE 7.06
EXISTING SECURED INDEBTEDNESS
Indebtedness secured by any of the Saguaro Liens (as defined in Schedule 7.02) in an aggregate principal amount not to exceed $230,000,000 at any time outstanding.

SCHEDULE 7.12
EXISTING BURDENSOME AGREEMENTS
None.

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Republic Services, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
Attention:	Edward A. Lang, III
Senior Vice President and Treasurer
Telephone:	480.627.7128
Electronic Mail: elang@republicservices.com
Website Address: www.republicservices.com

with a copy to:
Akerman, Senterfitt & Eidson, P.A.
One S.E. Third Avenue
Suite 2500
Miami, Florida 33131
Attention:	William Arnhols, Esq.
Telecopier:	305.374.5095

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street, 14th Floor
Mail Code: TX1-491-14-14
Dallas, Texas 75202
Attention:	Runzia Bob
Telephone:	214.209.9732
Telecopier:	214.290.9646
Electronic Mail: runzia.v.bob@baml.com

Wire Instructions:
Account No.: 1292000883
Attn: Credit Services
Ref: Republic Services, Inc.
ABA# 026009593

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
901 Main Street
Mail Code: TX1-492-14-11
Dallas, Texas 75202
Attention:	Ronaldo Naval
Telephone:	241.209.1162
Telecopier:	877.511.6124
Electronic Mail: ronaldo.naval@baml.com

All Notices to Portfolio/Credit Contact:
Bank of America, N.A.
100 Federal Street
Mail Code: MA5-100-09-07
Boston, Massachusetts 02110
Attention:	Maria F. Maia
Managing Director
Telephone:	617.434.5751
Telecopier:	617.434.7700
Electronic Mail: maria.f.maia@baml.com

L/C ISSUER:

Bank of America, N.A.
Trade Services
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, Pennsylvania 18507
Attention:	Michael A. Grizzanti
Operations Manager
Telephone:	570.330.4214
Telecopier:	800.755.8743
Electronic Mail: michael.a.grizzanti@baml.com

SWING LINE LENDER:

Bank of America, N.A.
901 Main Street, 14th Floor
TX1-491-14-14
Dallas, Texas 75202
Attention:	Runzia Bob
Telephone:	214.209.9732
Telecopier:	214.290.9646
Electronic Mail: runzia.v.bob@baml.com
Account No.: 1292000883
Ref: Republic Services, Inc.
ABA# 026009593

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 20, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Republic Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The undersigned hereby requests (select one):
     ☐ A Borrowing of Committed Loans                ☐ A conversion or continuation of Loans
1.	On _________________________ (a Business Day).

2.	In the amount of $ ______________.

3.	Comprised of _____________________________.
[Type of Committed Loan requested]
4.	For Eurodollar Rate Loans: with an Interest Period of [one week][___ months].
     The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

REPUBLIC SERVICES, INC.

By:
Name:
Title:

Form of Committed Loan Notice

A-1

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 20, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Republic Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The undersigned hereby requests a Swing Line Loan:
1.	On _______________ (a Business Day).

2.	In the amount of $______________.
     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

REPUBLIC SERVICES, INC.

By:
Name:
Title:

Form of Swing Line Loan Notice

B-1

EXHIBIT C
FORM OF AMENDED AND RESTATED NOTE
_______________
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of April 20, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     If the Lender was a party to the Existing Credit Agreement, this Note amends and restates any promissory note executed and delivered by the Borrower in favor of the Lender in connection with such Existing Credit Agreement (the “Original Note”), is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrower under the Original Note and is not intended to constitute a novation thereof.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

REPUBLIC SERVICES, INC.

By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal	Outstanding
	Type of	Amount of	End of	or Interest	Principal
	Loan	Loan	Interest	Paid This	Balance	Notation
Date	Made	Made	Period	Date	This Date	Made By

Form of Note

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: __________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 20, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Republic Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:
          [Use following paragraph 1 for fiscal year-end financial statements]
     1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report of an independent certified public accountant required by such section.
          [Use following paragraph 1 for fiscal quarter-end financial statements]
     1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present, in accordance with GAAP (subject to the absence of footnotes and to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and its Subsidiaries as of such date and for such period.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.
     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and
Form of Compliance Certificate

[select one:]
     [to the best knowledge of the undersigned, during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
     [to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any Loan Document or other document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsection (a) of Section 5.11 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________, ____.

REPUBLIC SERVICES, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended __________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)
I.	Subsection 7.01(a): Consolidated Interest Coverage Ratio

A.	Consolidated EBITDA for Computation Period:

	(1)	Consolidated Net Income for Computation Period:	$__________
	(2)	Consolidated Interest Expense for Computation Period:	$__________
	(3)	taxes on income for Computation Period:	$__________
	(4)	amortization and depreciation for Computation Period:	$__________
	(5)	[environmental remediation charges during Computation Period associated with environmental conditions at the CountyWide Recycling and Disposal Facility as more particularly described in the Borrower’s Form 10-Q filed with the SEC on August 8, 2008 (not to exceed $69,000,000 in the aggregate during all Computation Periods):	$__________]
	[(6)	non-cash charges associated with the assumption and early extinguishment from time to time of Indebtedness of Allied assumed in connection with the Allied Acquisition:	$__________]
	[(7)	reasonably documented transition costs during Computation Period in connection with the Allied Acquisition not to exceed $36,000,000 in fiscal year 2010:	$_________][1]
	[(8)]	Lines I.A.(1)+(2)+(3)+(4)[+(5)+(6)+(7)]:	$__________

B.	Consolidated Interest Expense for Computation Period:		$__________

C.	Line I.A.[8] divided by Line I.B.:		_____ to 1.00
(Line I.C. must not be less than 3.00 to 1.00)

[1]	Bracketed text to be deleted if not applicable during Computation Period and bracketed cross-references appropriately updated.
Form of Compliance Certificate

II.	Subsection 7.01(b): Total Debt to EBITDA Ratio

A.	Total Debt as of last day of Computation Period:		$__________

B.	Restricted Cash as of last day of Computation Period:		$__________

C.	Line II.A. minus Line II.B.:		$__________

D.	Consolidated EBITDA for Computation Period[2]:

	(1)	Consolidated Net Income for Computation Period:	$__________
	(2)	Consolidated Interest Expense for Computation Period:	$__________
	(3)	taxes on income for Computation Period:	$__________
	(4)	amortization and depreciation for Computation Period:	$__________
	(5)	[environmental remediation charges during Computation Period associated with environmental conditions at the CountyWide Recycling and Disposal Facility as more particularly described in the Borrower’s Form 10-Q filed with the SEC on August 8, 2008 (not to exceed $69,000,000 in the aggregate during all Computation Periods):	$__________]
	[(6)	non-cash charges associated with the assumption and early extinguishment from time to time of Indebtedness of Allied assumed in connection with the Allied Acquisition:	$__________]
	[(7)	reasonably documented transition costs during Computation Period in connection with the Allied Acquisition not to exceed $36,000,000 in fiscal year 2010:	$_________][3]
	[(8)]	Lines II.A.(1)+(2)+(3)+(4)[+(5)+(6)+(7)]:	$__________

E.	Line II.D. divided by Line II.D.[8]:		_____ to 1.00
(Line II.E must not be greater than 3.50 to 1.00)

[2]	To the extent that any Acquisition has been consummated during a Computation Period, Consolidated EBITDA shall be computed on a pro forma basis in accordance with Article 11 of Regulation S-X of the SEC or in a manner otherwise approved by the Administrative Agent only for the purpose of determining the Total Debt to EBITDA Ratio.

[3]	Bracketed text to be deleted if not applicable during Computation Period and bracketed cross-references appropriately updated.
Form of Compliance Certificate

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.	Assignor[s]: ____________________

2.	Assignee[s]: ____________________ [for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Borrower: Republic Industries, Inc.
Form of Assignment and Assumption

E-1-1

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of April 20, 2011, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, among Republic Services, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

6.	Assigned Interest:

Aggregate
			Amount of	Amount of	Percentage
			Commitment/	Commitment/	Assigned of
		Facility	Loans for all	Loans	Commitment/	CUSIP
Assignor[s]	Assignee[s]	Assigned	Lenders	Assigned	Loans	Number
			$_________	$_________	_________%
			$_________	$_________	_________%
			$_________	$_________	_________%
[7. Trade Date: __________________]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:
[Consented to and] Accepted:

BANK OF AMERICA, N.A., as
     Administrative Agent
Form of Assignment and Assumption

E-1-2

By:
Title:

[Consented to:]

REPUBLIC SERVICES, INC.

By:
Title:
Form of Assignment and Assumption

E-1-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
Amended and Restated Credit Agreement dated as of April 20, 2011, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, by and among
Republic Services, Inc., Bank of America, N.A., as Administrative Agent, Swing Line
Lender and L/C Issuer, and the Lenders party thereto from time to time
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type presented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.11 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent, [the[[any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently
Form of Assignment and Assumption

E-1-4

and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][relevant] Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of [Florida].
Form of Assignment and Assumption

E-1-5

EXHIBIT E-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE
See attached.
Form of Administrative Questionnaire

E-2-1

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO:

FAX #

I. Borrower Name: Republic Services Inc.

$	Type of Credit Facility

II. Legal Name of Lender of Record for Signature Page:

•	Signing Credit Agreement	_____ YES	_____NO
•	Coming in via Assignment	_____ YES	_____NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

Does Secondary Operations Contact need copy of notices? ___YES ___ NO

1

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:
(Bank Name)

(ABA #)

(Account #)

(Attention)
VIII. Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

(Attention)

2

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL
IX. Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:
Lender Taxpayer Identification Number (TIN): ___ ___ - ___ ___ ___ ___ ___ ___
Tax Withholding Form Delivered to Bank of America*:
                     W-9
                     W-8BEN
                     W-8ECI
                     W-8EXP
                     W-8IMY
NON—U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

3

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

* Additional guidance and instructions as to where to submit this documentation can be found at this link:
X. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Acct. #
Attn: Corporate Credit Services
Ref: Republic Services, Inc.
3/1/07 Revision

4

EXHIBIT F
OPINION MATTERS
April 20, 2011
To each of the Lenders party to
the “Credit Agreement” (as defined below),
and to Bank of America, N.A.,
as Administrative Agent
901 Main Street, 14th Floor
Mail Code: TX1-491-14-14
Dallas, Texas 75202
     Re: Loans to Republic Services, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to Republic Services, Inc., a Delaware corporation (the “Company”), in connection with that certain Amended and Restated Credit Agreement dated as of April 20, 2011 (the “Credit Agreement”), among the Company, the lenders parties thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Agent”), Swing Line Lender and L/C Issuer, and the Guarantors party thereto. We have also acted as special counsel to each of the Guarantors in connection with each Guarantor’s execution and delivery of the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Credit Agreement.
     This opinion is furnished to you at the request of the Company pursuant to Section 4.01(b) of the Credit Agreement.
     In connection with issuing this opinion, we have reviewed originals or copies of the following documents (collectively, the “Transaction Documents”):
1.	The Credit Agreement;

2.	the Amended and Restated Notes issued to certain Lenders under the Credit Agreement and described on Annex I hereto (the “Notes”); and

3.	the Guaranty.
     In rendering the opinions set forth herein, we have also examined and relied upon originals or copies of such (i) certificate of incorporation, bylaws and other corporate governance documents relating to the Company, (ii) certificates of public officials, (iii) certificates of officers and representatives of the Company, and (iv) other documents, instruments and certificates as we have deemed necessary in issuing this opinion letter, and we have made such inquiries of officers and representatives of the Company as we have deemed relevant or
Opinion Matters

necessary as the basis for such opinions. In rendering the opinions set forth herein, we have made no independent investigation of the facts relevant to the opinions and have for purposes of rendering such opinions relied solely upon, and assumed the accuracy of, the representations, warranties and statements contained in the Credit Agreement and the other Transaction Documents and such certificates and other statements, documents and records supplied to us by the Company with respect to the factual matters set forth therein, including the Officer’s Certificate attached hereto as Annex II (the “Officer’s Certificate”). We have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than signatures of officers and representatives of the Company on the Transaction Documents) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have not undertaken any lien, intellectual property, litigation or judgment searches or searches of court dockets in any jurisdiction, and express no opinion as to any matter that may appear in any such search nor the impact thereof on any opinion contained herein.
     In rendering the opinions set forth herein, we have assumed that:
     i. all the parties to the Transaction Documents, other than the Company, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate or other power and authority to enter into and perform all of their respective obligations under the Transaction Documents;
     ii. the execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate or other action and proceedings on the part of all parties thereto other than the Company; the Transaction Documents have been executed and delivered by all parties thereto other than the Company, and constitute the valid and binding obligations of all parties thereto other than the Company and the Guarantors, enforceable against such parties in accordance with their respective terms; the respective terms and provisions of each of the Transaction Documents do not, and the execution, delivery and performance thereof by each of the parties thereto will not, violate or conflict with (a) the Organization Documents of any party thereto (other than the Company, as to which we express our opinion in paragraph 2(b) herein), (b) any contract, agreement or indenture to which any party thereto is a party or by which it is created or bound (other than those contracts, agreements and indentures of the Company as to which we express an opinion in paragraph 2(d) herein) or (c) any law or regulation, or any judgment, writ, determination, order, decree or award of any court, administrative agency or other governmental authority applicable to any party thereto (other than such laws and regulations applicable to the Company and identified in our opinions in paragraph 2(c) herein);
     iii. all public records reviewed were, when reviewed, and continue to be, accurate and complete, and all certifications received from public authorities were, when issued, and continue on the date hereof to be, accurate and complete as to the matters addressed thereby;
Opinion Matters

     iv. the terms and conditions of the loans as reflected in the Credit Agreement (collectively, the “Loans”) have not been amended, modified or supplemented by any other agreement or understanding of the parties or waiver of any of the material provisions thereof;
     v. immediately prior to the effectiveness of the Credit Agreement each Lender (as defined in the Existing Credit Agreement) assigned its respective Commitment (as defined in the Existing Credit Agreement) pursuant to Section 10.06 of the Existing Credit Agreement, to one or more Lenders under the Credit Agreement, as of the Effective Date;
     vi. each of the L/C Issuers and the Swing Line Lender (each as defined in the Existing Credit Agreement) consented to the Credit Agreement; and
     vii. the Guarantors have received (or received the benefit of) at least a portion of the proceeds of the Loans.
     When used in this opinion letter, the phrases “to our knowledge,” “known to us” and the like means the conscious awareness of the lawyers in the “primary lawyer group” of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified, and does not imply that we have undertaken any independent investigation within our firm, with the Borrower and/or the Guarantors or with any third party to determine the existence or absence of any facts or circumstances, and no inference should be drawn merely from our past or current representation of the Borrower. Where any opinion or confirmation is qualified by the phrase “to our knowledge,” “known to us” or the like, it means that the lawyers in the “primary lawyer group” are without any actual knowledge or conscious awareness that the opinion or confirmation is untrue in any respect material to the opinion or confirmation. For purposes of this opinion letter, the “primary lawyer group” means (i) the lawyer who signs his or her name or the name of the firm to this opinion letter, (ii) the lawyers currently in the firm who are actively involved in preparing or negotiating this opinion letter, and (iii) the lawyers currently in the firm who are actively involved in negotiating the Transaction Documents.
     Based upon the foregoing and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion that, as of the date hereof:
     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.
     2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. Such execution and delivery, and the repayment of its obligations thereunder:
          (a) have been duly authorized by all necessary and proper corporate action of the Company;
          (b) do not violate the Organization Documents of the Company;
Opinion Matters

          (c) will not violate any law or regulation of the State of New York or any law or regulation of the United States of America (including, without limitation, Regulations T, U or X), in each case, applicable to the Company; and
          (d) will not (i) conflict with, violate or constitute a breach of any contract, agreement or indenture to which the Company is a party or by which the Company or any of its properties is bound and which is specifically identified to us in the Officer’s Certificate as material to the Company and its Subsidiaries, taken as a whole, or (ii) to our knowledge, without independent investigation, and based solely on our review of the Officer’s Certificate, result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Company.
     3. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by a duly authorized officer or signatory of the Company delivering the same.
     4. No approval by, authorization of, or filing with any agency or instrumentality of the United States or the State of New York is necessary in connection with the execution and delivery by the Company of the Transaction Documents to which the Company is a party or the Company’s performance of its obligations thereunder, except for approvals or authorizations which have been obtained and filings which have been made.
     5. Each of the Transaction Documents to which the Company is a party constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Each of the Transaction Documents to which the Guarantors are a party constitutes the valid and binding obligation of each of the Guarantors, enforceable against each Guarantor in accordance with its terms.
     6. To our knowledge, without independent investigation, and based solely on our review of the Officer’s Certificate, there is no pending, or threatened in writing, action, suit, investigation or proceeding before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, which calls into question the validity or enforceability of any of the Transaction Documents.
     Our opinions above are subject to the following qualifications:
          (i) The opinion set forth in paragraph 5 above is limited by (i) applicable federal or state bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, liquidation, moratorium, receivership or other laws or court decisions now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance and injunctive relief and (iii) to the extent that rights of indemnification or contribution under the Transaction Documents may be limited by federal or state securities laws or public policy relating thereto. With reference to, and without limiting, the foregoing, we express no opinion with respect to the applicability of Section 547 or Section 548
Opinion Matters

of the Bankruptcy Code or similar state statutes, or any other federal or state preference or fraudulent conveyance provision. In particular, we express no opinion as to whether a subsidiary may guarantee or otherwise become liable for, or pledge its assets to secure, indebtedness incurred by its parent or another subsidiary of its parent, except to the extent such subsidiary may be determined to have received a benefit from the incurrence of such indebtedness by its parent or such other subsidiary, or as to whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by the parent or such other subsidiary are directly or indirectly made available to such subsidiary for its corporate, company or partnership purpose. We express no opinion as to the solvency, adequacy of capital or ability to pay indebtedness of any of the Credit Parties.
          (ii) With reference to, but without limiting in any way, qualification (a) above, (i) certain provisions of the Transaction Documents which could be construed as a penalty or forfeiture, (ii) provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise, (iii) provisions exculpating a party from liability, or waiving defenses, remedies or other rights, (iv) provisions relieving a person of a fiduciary duty or duty of care imposed by applicable laws, (v) provisions regarding the recovery of costs or expenses in excess of actual or reasonable costs or expenses or recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, (vi) provisions that would allow the Agent or any Lender to increase the interest rate charged during any period to compensate for interest not charged during any other period in which the interest rate may be deemed usurious, (vii) provisions granting rights of setoff to Lenders or their Affiliates, (viii) provisions restricting access of a party to courts or to legal or equitable remedies or purporting to waive or otherwise affect the rights of third parties, (ix) provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, (x) provisions containing any stay, extension and usury waivers, (xi) provisions prohibiting the non-written waiver of modification of any provision of the Transaction Documents, (xii) provisions purporting to shorten any statue of limitations or waive in advance any defense with respect to any statute of limitations, (xiii) provisions purporting to grant the Agent or any Lender the right to bring a suit in the courts of any jurisdiction other than in the courts of the State of New York or purporting to submit disputes under documents that are not Transaction Documents to the jurisdiction of the courts of the State of New York or to federal courts sitting in the State of New York, or (xiv) provisions purporting to waive any immunity from jurisdiction of any court or from any legal process, are or may be unenforceable in whole or in part under the laws of the State of New York or the policies adopted by its courts.
          (iii) We express no opinion as to the validity, binding effect or enforceability of any provision of any document, agreement, instrument or writing referred to in, incorporated by reference or otherwise mentioned in the Transaction Documents (other than another Transaction Document).
          (iv) We express no opinion as to the enforceability of any provision of the Transaction Documents that purports to bind the Company or any Guarantor after the obligations created, evidenced, guaranteed or secured by such Transaction Documents have been repaid in full.
Opinion Matters

          (v) We express no opinion as to the enforceability of any provision of the Transaction Documents that purports to require the Company or any Guarantor to cause any Person that is not a subsidiary of the Company or of any Guarantor to take any action.
          (vi) We express no opinion as to the effect of any state or federal laws or regulations applicable to the Agent or holder of any Note because of the Agent’s or such holder’s legal or regulatory status or nature of the Agent’s or such holder’s business.
          (vii) We express no opinion as to the validity or enforceability of the provisions of Article IX of the Credit Agreement relating solely to obligations by and among the Lenders and/or the Agent, and any other provision of the Transaction Documents relating solely to obligations by and among the Lenders and/or the Agent.
          (viii) Our opinion in paragraph 4 above as to approval, or authorization of, or filing with, any governmental agency or instrumentality and in paragraph 2(c) above as to laws and regulations, is based upon a review of those laws, statutes, rules or regulations that, in our experience, are normally applicable to the transactions of the type contemplated by the Transaction Documents.
     Although we have acted as counsel to the Company and the Guarantors in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company and the Guarantors in connection with which we have not been consulted and have not represented the Company or any of the Guarantors.
     The opinions set forth herein are based in part upon the federal and state laws, statutes, rules, regulations, judgments, orders, writs or decrees of any governmental authorities as they are currently compiled and reported on by customary reporting services. It is possible that legislation or judicial rulings affecting the opinions expressed herein might have been enacted into law or entered that are not reflected in such reporting services. We are not currently aware of the passage of any such legislation or the entering of any such ruling. However, it is not possible for us to know with certainty as of the date of this letter whether any such legislation may have been passed into law or any such ruling may have been entered.
     The foregoing opinions are limited to the laws and regulations of the State of New York, to the laws and regulations of the United States, and to the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other State or jurisdiction. We hereby advise you, however, that while we are familiar with the Delaware General Corporation Law, we are not members of the Bar of the State of Delaware.
     This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the matters expressly so stated. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.
     This opinion letter is furnished by us solely for your benefit and the benefit of your successors and your assigns under the Credit Agreement, and it may not be relied upon, quoted
Opinion Matters

from or delivered to any Person other than (i) to your successors and your assigns under the Credit Agreement, (ii) to your legal counsel and the legal counsel of your successors and your assigns under the Credit Agreement, (iii) pursuant to the request of any regulatory body or any legal process or as may otherwise be required by applicable law, or (iv) in connection with your administration of the Credit Agreement (including any enforcement of remedies thereunder).
Very truly yours,
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EXHIBIT G
FORM OF REPORT OF LETTER OF CREDIT INFORMATION

To:	Bank of America, N.A. as Administrative Agent
Attn:
Phone No.:
Fax No.:

Ref.:	Letters of Credit

Issued for the account of Republic Services, Inc. or any Subsidiary thereof under the Amended and Restated Credit Agreement dated as of April 20, 2011
Reporting Period :___/___/20__ through___/___/20__

Escalating
			Y/N(?)					Auto
	Maximum	Current	If “Y”					Renewal
	Face	Face	Provide	Beneficiary	Issuance	Expiry	Auto	Period/	Date of	Amount of	Type of
L/C No.	Amount	Amount	Schedule*	Name	Date	Date	Renewal	Notice	Amendment	Amendment	Amendment

Form of Report of Letter of Credit Information

G-1